Exhibit 10.01
J. ALEXANDER’S CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN
(As Amended and Restated)
Effective Date: January 1, 2002

J. ALEXANDER’S CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN
Amended and Restated
Effective January 1, 2002
Table of Contents

ARTICLE I
Purpose			3

ARTICLE II
Definitions			4
2.1	Definitions		4
	(a)	Account	4
	(b)	Acquisition Loan	4
	(c)	Additions	4
	(d)	Administrator	4
	(e)	Adopting Company	4
	(f)	Affiliated Company	4
	(g)	Authorized Leave of Absence	4
	(h)	Beneficiary	5
	(i)	Board of Directors	5
	(j)	Break in Service	5
	(k)	Cash Sub-Account	5
	(l)	Change of Control	5
	(m)	Code	6
	(n)	Committee	6
	(o)	Company	7
	(p)	Company Stock	7
	(q)	Company Stock Sub-Account	7
	(r)	Compensation	7
	(s)	Determination Date	8
	(t)	Direct Rollover	8
	(u)	Disability Benefit Date	8
	(v)	Distributee	8
	(w)	Distribution Calendar Year	8
	(x)	Early Retirement Date	8
	(y)	Effective Date	8
	(z)	Eligible Retirement Plan	8
	(aa)	Eligible Rollover Distribution	9
	(bb)	Employee	9
	(cc)	Employer	9
	(dd)	ERISA	9
	(ee)	Fiduciaries	9
	(ff)	Financed Shares	9
	(gg)	5-Percent Owner	10

i

	(hh)	Flexible Benefit Plan	10
	(ii)	Forfeiture	10
	(jj)	Former Participant	10
	(kk)	401(a)(9) Account Balance	10
	(ll)	Highly Compensated Employee	10
	(mm)	Hour of Service.	11
	(nn)	Income	12
	(oo)	Key Employee	12
	(pp)	Leased Employee	13
	(qq)	Loan Amortization Account	13
	(rr)	Loan Suspense Account	13
	(ss)	Minimum Benefit	13
	(tt)	Non-Key Employee	13
	(uu)	Normal Retirement Date	13
	(vv)	Participant	13
	(ww)	Plan	14
	(xx)	Plan Year	14
	(yy)	Qualified Participant	14
	(zz)	Required Beginning Date	14
	(aaa)	Savings Incentive Plan	14
	(bbb)	Section 415 Compensation	14
	(ccc)	Stock Purchase Account	14
	(ddd)	Top-Heavy Plan	14
	(eee)	Top-Heavy Plan Year	15
	(fff)	Trust	15
	(ggg)	Trustee	15
	(hhh)	Valuation Calendar Year	15
	(iii)	Valuation Date	15
	(jjj)	Year of Eligibility Service	15
	(kkk)	Year of Vesting Service	15

ARTICLE III
Participation			17
3.1	Participation		17
3.2	Termination of Participation		17
3.3	Participation upon Re-Employment		17
3.4	Agreement to Terms of Plan		17

ARTICLE IV
Contributions and Forfeitures			18
4.1	Employer Contributions		18
4.2	Employee Contributions		18
4.3	Forfeitures		19
4.4	Employer Top-Heavy Special Contributions		21
4.5	Rollover Contributions		21
4.6	Time of Payment of Employer Contributions		22
4.7	Acquisition Loans		22

ARTICLE V
Allocations to Participant’s Accounts		23
5.1	Individual Accounts	23
5.2	Account Adjustments	23
	(a) Forfeitures and Employer Contributions	23
	(b) Stock Purchase Account	23
	(c) Loan Amortization Account	23
	(d) Sub-Accounts of Participant’s Account	24
	(e) Financed Shares	25
	(f) Income	26
	(g) Dividends on Company Stock	26
5.3	Maximum Additions	27
5.4	Allocation of Top-Heavy Special Contribution to Provide Minimum Benefits	28

ARTICLE VI
Benefits		29
6.1	Time for Distribution	29
6.2	Method of Payment	35
6.3	Normal Retirement Benefit	35
6.4	Early Retirement Benefit	36
6.5	Delayed Retirement Benefit	36
6.6	Total and Permanent Disability Benefit	36
6.7	Death Benefit	36
6.8	Vested Benefit	36
6.9	Designation of Beneficiary	37
6.10	Additional Benefits	38
6.11	Form of Distribution	38
6.12	Distribution of Dividends on Company Stock	38
6.13	Pre-Retirement Distribution Rights	39
6.14	Valuation Date	39
6.15	Direct Rollover	39

ARTICLE VII
Trust; Voting Rights		41
7.1	Assets Held in Trust	41
7.2	Voting Rights	41
7.3	Tender Offer	42

ARTICLE VIII
Administration		44
8.1	Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration	44
8.2	Appointment of Committee	44
8.3	Claims and Review Procedures	44
8.4	Committee Powers and Duties	46

8.5	Rules and Decisions	47
8.6	Committee Procedures	47
8.7	Authorization of Member to Sign Documents	47
8.8	Duty to Keep Records and File Reports	47
8.9	Authorization of Benefit Payments	48
8.10	Application and Forms for Benefits	48
8.11	Facility of Payment	48
8.12	Indemnification of Committee Members	48

ARTICLE IX
Miscellaneous		49
9.1	Nonguarantee of Employment	49
9.2	Rights to Trust Assets	49
9.3	Nonalienation of Benefits	49
9.4	Discontinuance of Employer Contributions	49
9.5	Single Plan and Trust of Employers	49
9.6	Leased Employees	50
9.7	Applicable Law	50
9.8	Acquisition by or of Adopting Company	50
9.9	No Restrictions on Financed Shares	50
9.10	Qualified Military Service	51
9.11	Certain Judgments, Orders, Decrees and Settlements	51

ARTICLE X
Amendments and Action by Employer		52
10.1	Amendments	52
10.2	Limitation on Amendments	52
10.3	Action by Employer	52

ARTICLE XI
Successor Employer and Merger or Consolidation of Plan		53
11.1	Successor Employer	53
11.2	Plan Assets	53

ARTICLE XII
Plan Termination		54
12.1	Right to Terminate	54
12.2	Partial Termination	54
12.3	Liquidation of the Trust	54
12.4	Manner of Distribution	54
12.5	Company Stock in Loan Suspense Account	54

ARTICLE XIII
Top-Heavy Provisions		55
13.1	Top-Heavy Plan Requirements	55
13.2	Definitions	55
13.3	Determination of Top-Heavy Status	56

PREAMBLE
     WHEREAS, effective as of January 1, 1992, Volunteer Capital Corporation (which subsequently changed its name to J. Alexander’s Corporation), a Tennessee corporation (the “Company”), established the Volunteer Capital Corporation Employee Stock Ownership Plan (the “Plan”) to enable its eligible employees to share in the growth and prosperity of the Company; and
     WHEREAS, the Company amended the Plan on February 17, 1993, and in connection with the receipt of a favorable determination letter dated April 1, 1994, the Plan was again amended to comply with Internal Revenue Service requirements on June 29, 1994; and
     WHEREAS, the Plan was further amended on February 17, 1998 and December 30, 1998, and the name of the Plan was changed to be J. Alexander’s Corporation Employee Stock Ownership Plan; and
     WHEREAS, the Plan was further amended and restated (the “1997 Restatement”) to update the Plan for the remaining changes required by legislation referred to as the Uniformed Services Employment and Reemployment Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Uruguay Round Agreement Act (“GATT”), and the Community Renewal Tax Relief Act of 2000 (collectively, “GUST”), as well as various regulatory provisions, and several other technical changes as required in order to comply with Internal Revenue Service rulings regarding the GUST amendments, and to make certain changes permitted or required by the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), with respect to which the Plan received a favorable determination letter; and
     WHEREAS, the Plan was further amended on December 31, 2002 to adopt the remaining EGTRRA changes that were are not already incorporated in the 1997 Restatement; and
     WHEREAS, the Plan was further amended on December 30, 2003 to revise the Plan’s minimum distribution provisions to conform with the requirements of final regulations promulgated under Section 401(a)(9) of the Internal Revenue Code of 1986, as amended (the “Code”); and
     WHEREAS, the Plan was further amended on April 26, 2006 to (among other things) incorporate the requirements of Section 401(a)(31)(B) of the Code, as amended by EGTRRA, by lowering the Plan’s mandatory cash out threshold from $5,000 to $1,000; and
     WHEREAS, the Plan was further amended on December 20, 2006 to freeze participation in the Plan so that no new participants may enter the Plan after December 31, 2006; and
     WHEREAS, the Company desires to further amend and restate the Plan to incorporate the amendments to the Plan since the 1997 Restatement, after which the Company intends to apply to the Internal Revenue Service for a determination letter in accordance with the five-year determination letter cycle provided for in Revenue Procedure 2005-66.
     NOW, THEREFORE, in consideration of the premises, effective as of January 1, 2002 (except for such other dates as may be noted for certain provisions), the Company hereby amends and restates the Plan to provide as hereinafter set forth in this document.

ARTICLE I
Purpose
     The Plan and Trust are for the purpose of enabling employees of the Company and of any other Adopting Company to share in the growth and prosperity of the Company and to accumulate capital for their future economic security. The Plan and Trust are intended to be a stock bonus plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, and the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) so the Plan will be a qualified plan and the Trust will be exempt from taxation. A primary purpose of the Plan is to enable Participants to acquire a proprietary interest in the Company and, in furtherance of that goal, contributions of the Employer to the Trust will be invested primarily in Company Stock. The Plan and Trust obtained a loan from the Company to finance the acquisition of Company Stock and purchased Company Stock from certain shareholders of the Company on or about June 25, 1992. The loan was paid off on December 8, 2005 and the last of the Company Stock held in the Loan Suspense Account has been allocated to the Participants’ Company Stock Sub-Accounts. The Plan is an employee stock ownership plan, as described in Section 4975(e)(7) of the Code and in Section 407(d)(6) of ERISA, which is a stock bonus plan qualified under Section 401(a) of the Code.

ARTICLE II
Definitions
     2.1 Definitions. The following words and phrases, when used herein, unless the context clearly indicates otherwise, shall have the following meanings:
     (a) Account. The Account maintained for a Participant to record his share of contributions by the Employer and adjustments thereto. A Participant’s Account is composed of two sub-accounts, the Company Stock Sub-Account and the Cash Sub-Account.
     (b) Acquisition Loan. A loan incurred by the Trustee to acquire Company Stock pursuant to Section 4975(d)(3) of the Code.
     (c) Additions. The sum of Employer contributions pursuant to Section 4.1 (including cash contributions to the Stock Purchase Account and the Loan Amortization Account) and Forfeitures which would be allocated to the Participant’s Account for a Plan Year if such contributions and Forfeitures were combined and allocated directly to the Account in proportion to Compensation. If no more than one-third (1/3) of the Employer contributions for the Plan Year to the Loan Amortization Account which are deductible under paragraph (9) of Section 404(a) of the Code are allocated to Highly Compensated Employees, the annual Additions for such Plan Year shall not include either (i) Forfeitures of Financed Shares, or (ii) Employer contributions to the Loan Amortization Account which are applied to pay interest on an Acquisition Loan and deductible under Section 404(a)(9)(B) of the Code.
     (d) Administrator. The Committee.
     (e) Adopting Company. Any organization or corporation affiliated with the Company which is authorized by the Board of Directors to adopt the Plan, and which adopts the Plan. The term shall also include the Company and any organization or corporation into which an Adopting Company may be merged or consolidated or by which it may be succeeded, and which may adopt the Plan.
     (f) Affiliated Company. Any corporation which is a member of a controlled group of corporations of which an Adopting Company is a member, or any unincorporated trade or business which is under the common control of or with any Adopting Company, or any affiliated service group of which an Adopting Company is a member, which are required to be aggregated with Employer under Section 414(b), (c), (m) or (o) of the Code.
     (g) Authorized Leave of Absence. Any absence authorized by the Employer under the Employer’s personnel practices. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee does not voluntarily enlist.

     (h) Beneficiary. The person or persons (including a trust or estate) designated by a Participant in accordance with the provisions of Section 6.9 to receive any death benefit which shall be payable under this Plan.
     (i) Board of Directors. Except where the context clearly indicates otherwise, the duly constituted Board of Directors of the Company.
     (j) Break in Service. A twelve consecutive-month period computed on the basis of the Plan Year, in which an Employee has not completed more than 500 Hours of Service. For purposes of this Section 2.1(j), but not for any other purpose, an Employee on an Authorized Leave of Absence or who is absent for the reasons described in the following sentence shall be deemed to have completed the number of Hours of Service as he is regularly scheduled to complete while at work. In the case of an Employee’s absence from work for any period
     (i) by reason of the pregnancy of the individual,
     (ii) by reason of the birth of the child of the individual,
     (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or
     (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the hours so treated as Hours of Service shall not exceed 501 Hours of Service and shall be credited only in the Plan Year in which such absence commences if the Participant would be prevented from incurring a Break in Service in that Plan Year solely because of such crediting, or in any other case, in the immediately following Plan Year.
     (k) Cash Sub-Account. The portion of a Participant’s Account which reflects his share of
     (i) the amount, if any, of Employer contributions made in cash;
     (ii) any cash dividends on Company Stock that have been allocated to his Company Stock Sub-Account (other than currently distributable dividends or dividends used to repay an Acquisition Loan);
     (iii) cash Forfeitures; and
     (iv) proceeds of the sale of Company Stock allocated to his Company Stock Sub-Account.
     (l) Change of Control. A Change of Control shall occur if any one of the following should occur:

     (i) any “person” (as such term is defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of either the then issued and outstanding common stock or the combined voting power of the Company’s then outstanding securities;
     (ii) the shareholders of the Company approve
     (A) any merger, consolidation or other business combination of the Company with any other “person” (as defined in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger or consolidation that would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least sixty percent (60%) of the outstanding common stock of the Company or such surviving entity or a parent or affiliate thereof outstanding immediately after such merger, consolidation or other business combination, or
     (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or
     (iii) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the re-election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period).
     Notwithstanding the occurrence of any of the foregoing events, the Board of Directors may determine that an event otherwise constituting a Change of Control of the Company shall not be considered a Change of Control for purposes of this Plan. Such determination by the Board of Directors shall be effective only if it is made by the Board of Directors prior to the occurrence of the event which would otherwise be a Change of Control, or after such event if made by the Board of Directors a majority of which is composed of the same members as constituted the Board of Directors immediately prior to the event that would otherwise be a Change of Control of the Company.
     (m) Code. The Internal Revenue Code of 1986, as amended.
     (n) Committee. The persons appointed pursuant to the provisions of Article VIII.

     (o) Company. J. Alexander’s Corporation, a Tennessee corporation, and any successor, purchaser, or transferee of the operating assets and business of J. Alexander’s Corporation, which elects to continue the Plan.
     (p) Company Stock. Common stock issued by the Company, or by any Affiliated Company, which stock is readily tradable on an established securities market. Non-callable preferred stock shall be treated as Company Stock if such stock is convertible at any time into stock which meets the requirements of the preceding sentence and if such conversion is at a conversion price which (as of the date of the acquisition by the Plan) is reasonable. For this purpose preferred stock shall be treated as non-callable if, after the call, there will be a reasonable opportunity for a conversion which meets the requirements of the last preceding sentence.
     (q) Company Stock Sub-Account. The portion of a Participant’s Account, expressed in whole and fractional shares of Company Stock, which represents his share of (i) Company Stock purchased with his Cash Sub-Account; (ii) Employer contributions made in the form of Company Stock; (iii) Financed Shares released from the Loan Suspense Account; (iv) Forfeitures of Company Stock; and (v) any Company Stock attributable to earnings on such Company Stock Sub-Account.
     (r) Compensation. The total of all amounts paid for employment by the Employer to or for the benefit of a Participant during the Plan Year (as shown on the Form W-2 filed for federal income tax purposes), such as salary, bonus, wage, commission, and overtime payments. Compensation shall not include any of the following (even if includible in gross income);
     (i) reimbursements or other expense allowances and moving expenses (including indemnity payments for loss on sale of an Employee’s home);
     (ii) fringe benefits (cash and non-cash), deferred compensation and welfare benefits; and
     (iii) any contribution made under this Plan or any other qualified retirement plan (except as provided below).
Notwithstanding the foregoing, Compensation shall include (i) any salary reduction or other elective deferrals to the Savings Incentive Plan, (ii) salary reduction contributions or other elective deferrals under the Flexible Benefit Plan, (iii) any other amount that is contributed or deferred at the election of the Participant as described in Sections 125, 402(g)(3) or 457 of the Code, and (iv) elective amounts that are not includible in the gross income of the Participant by reason of Section 132(f)(4) of the Code.
Compensation in excess of the first $225,000 (for 2007, to be adjusted from time to time pursuant to Section 401(a)(17)(B) of the Code) for any Participant shall not be taken into account.

     (s) Determination Date. The last day of the Plan Year preceding the Plan Year for which a determination is made whether the Plan is a Top-Heavy Plan.
     (t) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
     (u) Disability Benefit Date. The first day of the calendar month following a determination by the Committee that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
     (v) Distributee. A Distributee includes a Participant and Former Participant. In addition, the Participant’s surviving spouse and the Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.
     (w) Distribution Calendar Year. Effective January 1, 2003, a Distribution Calendar Year is a calendar year for which a minimum distribution is required pursuant to Section 6.1(e) and Section 401(a)(9) of the Code.
     (x) Early Retirement Date. The date, prior to the Normal Retirement Date, which shall be the later of (i) the date on which a Participant attains age 60, or (ii) the date on which he has earned five (5) Years of Vesting Service.
     (y) Effective Date. January 1, 2002.
     (z) Eligible Retirement Plan. Any of the following:
     (i) a qualified trust as described in Code Section 401(a) which is exempt from tax under Code Section 501(a);
     (ii) an individual retirement account as described in Code Section 408(a);
     (iii) an individual retirement annuity as described in Code Section 408(b);
     (iv) an annuity plan as described in Code Section 403(a);
     (v) an annuity contract as described in Code Section 403(b); and
     (vi) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

The foregoing definition of “Eligible Retirement Plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code.
     (aa) Eligible Rollover Distribution. Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any of the following:
     (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary,
     (ii) a distribution over a period certain of ten years or more,
     (iii) a distribution to the extent such distribution is required under Code Section 401(a)(9) for Participants who have attained age 70 1/2.
     (iv) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities), or
     (v) any distribution which is made upon the hardship of the Participant.
     (bb) Employee. Any person employed by the Employer; provided, however, that the term “Employee” shall not include (i) Leased Employees (except as otherwise required pursuant to Section 9.6 of this Plan), (ii) any person included in a unit of employees whose terms and conditions of employment are covered by a collective bargaining agreement, or (iii) an individual who is classified in the records of the Employer as an independent contractor, regardless of whether such individual is later determined by the Internal Revenue Service or a federal or state court to be a common law employee of the Employer.
     (cc) Employer. The Company and any Adopting Company.
     (dd) ERISA. Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.
     (ee) Fiduciaries. The Employer, the Committee and the Trustee, each of which, for purposes of the Plan and ERISA, shall be named Fiduciaries; provided, however, that the Employer is not necessarily acting in a fiduciary capacity in all its transactions with the Plan.
     (ff) Financed Shares. Company Stock purchased by the Trustee with the proceeds of an Acquisition Loan.

     (gg) 5-Percent Owner. Any Employee who owns (or is considered to own under the constructive ownership rules of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Adopting Company which employs him or stock possessing more than five percent (5%) of the total voting power of the Adopting Company which employs him. In making the foregoing determination, the beneficial interest in stock of any Adopting Company which may be owned by the Trust shall not be attributed to any Employee.
     (hh) Flexible Benefit Plan. J. Alexander’s Corporation Flexible Benefit Plan, a cafeteria plan pursuant to Section 125 of the Code, as amended from time to time.
     (ii) Forfeiture. The non-vested portion of a Participant’s Account which is forfeited pursuant to Section 4.3(a) of the Plan.
     (jj) Former Participant. A Participant whose employment with the Employer has terminated, but who has an Account balance under the Plan which has not been paid.
     (kk) 401(a)(9) Account Balance. Effective January 1, 2003, the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the “Valuation Calendar Year”) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The 401(a)(9) Account Balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.
     (ll) Highly Compensated Employee. A Highly Compensated Employee for the purposes of determinations regarding the current Plan Year is any Employee who:
     (1) was a 5-Percent Owner at any time during the Plan Year or the preceding Plan Year; or
     (2) received Section 415 Compensation from the Employer in excess of $100,000 for the preceding Plan Year. The $100,000 amount is to be used for 2007 Plan Year determinations. Such amount is indexed and shall be adjusted pursuant to Treasury Regulations.
Furthermore, solely for purposes of this Section 2.1(ll), “Employer” shall include any Affiliated Company.

     (mm) Hour of Service.
     (1) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and
     (2) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer for reasons (such as vacation, sickness or disability) other than for the performance of duties, provided that no hours shall be credited to an Employee on account of payments made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws, and further provided that no more than 501 Hours of Service shall be credited under this Section 2.1(mm)(2) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). These hours shall be credited to the Employee for the computation period or periods in which the units of time on the basis of which such payments are calculated occur, beginning with the first unit of time to which the payment relates; provided, however, that if such payment is not calculated on the basis of units of time, such hours shall be credited to the computation period in which the condition for which the Employee is paid or entitled to payment occurs, or if the period during which such condition occurs extends beyond one computation period, such hours shall be allocated between the first two of such computation periods on a reasonable and consistently applied basis as determined by the Committee; and
     (3) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.
     For the purpose of determining the Hours of Service which must be credited to an Employee for a given computation period, the following method shall be utilized:
     (a) The number of Hours of Service for Employees for whom time records are kept shall be determined from Employer records.
     (b) The number of Hours of Service for Employees paid on a salaried basis for whom no time records are kept shall be determined on the basis of the payroll periods for which the Employee is paid or entitled to payment, at the rate of 45 Hours of Service for each weekly payroll period in the case of a weekly payroll period, 90 Hours of Service for each bi-weekly payroll period in the case of a bi-weekly payroll period, 95 Hours of Service for each semi-monthly payroll period in the case of a semi-monthly payroll period, and 190 Hours of Service for each monthly payroll period in case of a monthly payroll period. An Employee shall be credited with the full number of Hours of Service corresponding to a payroll period for each payroll period for which the Employee would be required to be credited with at least one Hour of Service under (1), (2) or (3) above.
     In the case of a payment which is made or due on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service or in the case of an award or agreement for back pay which results in the crediting of Hours of Service, the number of such Hours of Service to be credited shall be determined in accordance with Section 2530.200b-2(b) of the Regulations of the Department of Labor issued on December 28, 1976, as the same may be amended from time to time, which Regulations are hereby incorporated herein by reference as fully as though copied herein verbatim.
     In calculating the number of Hours of Service with which an Employee is to be credited for purposes of determining his eligibility to participate under Article III and his vested benefit under Section 6.8, service with any Affiliated Company shall be counted.
     (nn) Income. The net gain or loss of the Trust from investments based upon fair market value, as reflected by
     (i) interest payments and dividends from all sources other than (A) Company Stock and (B) amounts held in the Loan Amortization Account,
     (ii) realized and unrealized gains and losses on securities other than Company Stock,
     (iii) other investment transactions, and
     (iv) expenses paid from the Trust.
     (oo) Key Employee. Any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan Year which includes the Determination Date, is:
     (a) An officer of any Affiliated Company having annual Section 415 Compensation greater than $145,000 (for 2007, to be adjusted pursuant to Section 416(i)(1) of the Code) for such Plan Year;
     (b) A 5-percent Owner; or
     (c) a 1-percent Owner (defined as any person who would be a 5-percent Owner if “one percent (1%)” were substituted for “five percent (5%)” each place it appears in Section 2.1(gg) having annual Section 415 Compensation of more than $150,000.

For purposes of determining the number of officers taken into account pursuant to Section 1.416-1 of the Treasury Regulations, employees described in Section 414(q)(5) of the Code shall be excluded.
     (pp) Leased Employee. Any person who is not an employee of the Employer and who provides services to the Employer if
     (i) such services are provided pursuant to an agreement between the Employer and a leasing organization,
     (ii) such person has performed such services for the Employer (or for an Affiliated Company) on a substantially full-time basis for a period of at least one year, and
     (iii) such services are performed under primary direction or control by the Employer.
The determination of whether such person is a Leased Employee shall be made in accordance with Section 414(n) of the Code.
     (qq) Loan Amortization Account. The single account for the Plan which shall be credited with Employer cash contributions made for the purpose of repayment of an Acquisition Loan (including interest), and other adjustments as provided in Section 5.2(c).
     (rr) Loan Suspense Account. The single account for the Plan which shall be credited with Financed Shares not yet allocated to Participants’ Company Stock Sub-Accounts, and other adjustments as provided in Section 5.2(e).
     (ss) Minimum Benefit. For any Top-Heavy Plan Year, the minimum benefit required by Section 416 of the Code to be provided to each Participant as described in Section 5.4.
     (tt) Non-Key Employee. Any Employee who is not a Key Employee.
     (uu) Normal Retirement Date. The date on which a Participant attains age 65.
     (vv) Participant. A person participating in the Plan in accordance with the provisions of Article III. Effective December 31, 2006, notwithstanding any other provision in the Plan to the contrary, no Employee who is not a Participant on December 31, 2006, shall become a Participant after that date. However, Participants shall continue to receive credit for Years of Vesting Service in accordance with Section 2.1(kkk) of the Plan and for the purpose of receiving allocations of discretionary Employer contributions under Section 4.1 of the Plan.

     (ww) Plan. J. Alexander’s Corporation Employee Stock Ownership Plan, as set forth herein and amended from time to time.
     (xx) Plan Year. The twelve-month period from January 1 through December 31.
     (yy) Qualified Participant. A participant who has attained age 55 and has completed ten (10) years of participation in the plan subsequent to December 31, 1991, and who is entitled to elect to receive a pre-retirement distribution from his Account pursuant to Section 6.13.
     (zz) Required Beginning Date. Effective January 1, 2003, the date specified in Section 6.1(e) hereof for commencement of distributions to Participants during their lifetime.
     (aaa) Savings Incentive Plan. J. Alexander’s Corporation Savings Incentive and Salary Deferral Plan, a profit sharing and 401(k) plan originally established effective January 1, 1985, as amended from time to time.
     (bbb) Section 415 Compensation. The total “wages” paid for employment by the Employer (and all Affiliated Companies) to or for the benefit of a Participant during the Plan Year (as shown on the Form W-2 filed for federal income tax purposes). For purposes of this determination, “wages” shall mean wages as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source, and all other payments of compensation to the Employee by the Employer for which the Employer is required to furnish the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, and excluding from wages amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under Section 217 of the Code. The term “Section 415 Compensation” shall include (i) salary reductions or elective deferrals to the Savings Incentive Plan, (ii) salary reduction contributions or other elective deferrals under the Flexible Benefit Plan, (iii) any other amount that is contributed or deferred at the election of the Employee as described in Sections 125, 402(g)(3) or 457 of the Code, and (iv) elective amounts that are not includible in the gross income of the Employee under Section 132(f)(4) of the Code.
     (ccc) Stock Purchase Account. The single account for the Plan which shall be credited with cash contributions by the Employer made for the purpose of purchasing Company Stock and which shall be debited when Company Stock is purchased.
     (ddd) Top-Heavy Plan. The meaning given that term by Section 416(g) of the Code, as described with particularity in Article XIII.

     (eee) Top-Heavy Plan Year. Any Plan Year for which the Plan is a Top-Heavy Plan.
     (fff) Trust. The fund known as the J. Alexander’s Corporation Employee Stock Ownership Trust, maintained in accordance with the terms of the Trust Agreement, as from time to time amended, which constitutes a part of this Plan.
     (ggg) Trustee. The corporation, individual or individuals appointed by the Board of Directors of the Company to administer the Trust.
     (hhh) Valuation Calendar Year. Effective January 1, 2003, the calendar year immediately preceding the Distribution Calendar Year.
     (iii) Valuation Date. The last day of each Plan Year or the date on which a special valuation is made pursuant to Section 6.14.
     (jjj) Year of Eligibility Service. A twelve consecutive-month period in which an Employee has completed 1,000 Hours of Service. The initial computation period shall be measured from the date employment commenced and subsequent computation periods shall be based on the Plan Year beginning with the Plan Year which includes the first anniversary of the date employment commenced.
     In the case of an Employee who, under the Plan, does not have any nonforfeitable right to an accrued benefit, Years of Eligibility Service before any period of consecutive one-year Breaks in Service shall not be taken into account if the number of consecutive Breaks in Service equals or exceeds the greater of five (5) or the number of such Years of Eligibility Service prior to the period of consecutive Breaks in Service.
     Years of Eligibility Service prior to January 1, 1992 shall be taken into account.
     (kkk) Year of Vesting Service. A Plan Year in which an Employee has completed 1,000 Hours of Service, except:
     (1) In the case of any Employee who has five consecutive one-year Breaks in Service, Years of Vesting Service after such consecutive Breaks in Service shall not be taken into account for purposes of determining the nonforfeitable percentage of his Account as it existed prior to the period of consecutive Breaks in Service.
     (2) In the case of an Employee who, under the Plan, does not have any nonforfeitable right to an accrued benefit, Years of Vesting Service before any period of consecutive one-year Breaks in Service shall not be taken into account if the number of consecutive Breaks in Service equals or exceeds the greater of five (5) or the number of such Years of Vesting Service prior to the period of consecutive Breaks in Service.

     Years of Vesting Service prior to January 1, 1987, shall be excluded without exception. Years of Vesting Service as of December 31, 1991 shall be determined based on the number of calendar years commencing on January 1, 1987 and anniversaries thereof during which the Employee was credited with at least one Hour of Service. Such determination shall be made in accordance with paragraphs 1 and 2 of this Section 2.1(kkk). For all Employees, regardless of their hire date, all Years of Vesting Service commencing on or after January 1, 1992, shall be determined under the foregoing rules of this Section 2.1(kkk) excluding this last paragraph.

ARTICLE III
Participation
     3.1 Participation. Any Employee shall be eligible to participate in the Plan upon completing one Year of Eligibility Service and attaining age twenty-one. An eligible Employee shall become a Participant as of January 1 of the Plan Year in which he met the requirements, if he met the requirements in the first six months of the Plan Year, or as of January 1 of the next succeeding Plan Year, if he met the requirements in the last six months of the Plan Year. An Employee otherwise entitled to commence participation on the above entry date shall not commence participation on that date if he terminates his employment (i) prior to the above entry date, in the case of an Employee who was hired during the last six months of a Plan Year, or (ii) prior to the first anniversary date of his employment commencement date, in the case of an Employee who was hired during the first six months of a Plan Year; but such Employee shall, if he should be re-employed, be treated in the same manner as a former Participant pursuant to Section 3.3.
     Notwithstanding the foregoing, no Employee shall become a Participant unless such Employee shall submit to the Committee, in the manner and form specified by the Committee, any application for participation in the Plan which the Committee may require from time to time.
     Effective December 31, 2006, notwithstanding any other provision in the Plan to the contrary, no Employee who is not a Participant on December 31, 2006, shall become a Participant after that date. However, Participants shall continue to receive credit for Years of Vesting Service in accordance with Section 2.1(kkk) and for the purpose of receiving allocations of discretionary Employer contributions under Section 4.1.
     3.2 Termination of Participation. Participation in the Plan shall cease upon a termination of employment as an Employee with the Employer.
     3.3 Participation upon Re-Employment. A former Employee who is re-employed shall be credited with Years of Eligibility Service and Years of Vesting Service prior to the termination of his employment to the extent provided in Sections 2.1(jjj) and 2.1(kkk).
     A former Employee who is re-employed and whose Years of Eligibility Service prior to re-employment are excluded pursuant to Section 2.1(jjj) shall be treated as a new Employee and shall not participate until he has satisfied the conditions for participation pursuant to the requirements of Section 3.1. Any other former Employee who is re-employed shall become a Participant effective on the date of re-employment.
     3.4 Agreement to Terms of Plan. Upon becoming a Participant, an Employee shall be bound by the terms of the Plan and Trust, including all amendments thereto.

ARTICLE IV
Contributions and Forfeitures
     4.1 Employer Contributions. The Employer expects to contribute to the Plan each year. The amount of such contributions shall be determined annually by the Employer, and except as hereinafter provided in the event of a Change of Control, the Employer shall not be required to make such Employer contributions in any particular year. Unless otherwise designated by the Employer, Employer contributions shall be conditioned upon the deductibility of the contribution under Section 404 of the Code. Such contributions shall be returned to the Employer under the conditions specified in Section 7.1.
     Employer contributions shall be made in cash, shares of Company Stock, or such other property as the Employer may from time to time determine. The Employer may direct all or any portion of a cash contribution to the Stock Purchase Account, which shall be used to purchase Company Stock on or before the time specified in Section 4.6 for payment of Employer contributions to the Trust. The Employer may further direct all or any portion of a cash contribution to the Loan Amortization Account, which shall be used to repay principal and interest on any Acquisition Loan.
     Upon the occurrence of a Change of Control at a time when an Acquisition Loan remains outstanding, the Employer shall be immediately obligated to make an Employer contribution to the Loan Amortization Account for the Plan Year during which the Change of Control occurs equal to the lesser of the following sums:
     (i) an amount sufficient to enable the Trust to pay the entire outstanding principal and interest on the Acquisition Loan, or
     (ii) an amount sufficient to enable all Participants to receive an allocation for that Plan Year of the maximum Additions to their Account permitted pursuant to Section 5.3;
provided, however, that the Company shall have no such obligation if the Board of Directors nullifies the occurrence of the Change of Control in the manner provided in Section 2.1(l).
     Any amounts so contributed to the Loan Amortization Account shall be paid by the Trustee to the holder of the Acquisition Loan and any Financed Shares which would otherwise be allocated to Participants so as to create an annual Addition in excess of the limitations of Section 5.3 shall be reallocated to other Participants in proportion to their Compensation to the extent that such reallocation does not cause the annual Additions for such other Participants to exceed the limitations of Section 5.3.
     4.2 Employee Contributions. No Participant shall be required or permitted to make contributions to the Plan.

     4.3 Forfeitures. [This version of Section 4.3 is effective for distributions prior to March 28, 2005.]
     (a) If a Participant terminates employment for any reason, other than normal retirement, early retirement, delayed retirement, disability or death, the portion of his Account which is not a “vested benefit” as described in Section 6.8 shall be subject to becoming a Forfeiture. Such non-vested portion of a Participant’s Account shall become a Forfeiture at the time provided in Section 4.3(b) for a cash out of his nonforfeitable benefit.
     (b) After termination of employment with Employer and with all Affiliated Companies (other than for disability, normal retirement, early retirement, delayed retirement, or death), but no later than the end of the Plan Year following the Plan Year in which such termination occurs, the Participant shall be entitled to receive a “cash out” of such Participant’s “vested benefit” as determined pursuant to Section 6.8; provided, however, that corporate officers of the Company may receive the cash out referred to in this Section 4.3(b) only if such “vested benefit” is not greater than $10,000. Distribution to a corporate officer of the Company of a vested benefit greater than $10,000 shall occur at the time provided in the last paragraph of this Section 4.3(b). Such cash out of the vested benefit shall not be made in the absence of written consent thereto by the Participant if the vested benefit (as determined pursuant to Section 6.8) attributable to Employer contributions is greater than $5,000. For the sole purpose of determining whether the vested benefit is less than $5,000 or $10,000, as the case may be, Company Stock in the Participant’s Company Stock Sub-Account shall be valued at its market value on the first trading date of the Plan Year during which the distribution is scheduled to occur. A Participant having a vested benefit of zero shall be deemed to have been cashed out hereunder on the date of his termination of employment. Upon such a deemed payment, the Participant’s nonvested Account balance shall become a Forfeiture upon the date of the cash out. Such Forfeiture shall then be allocated to the Accounts of other Participants as provided in Section 5.2.
     A Participant having a vested benefit of zero who is deemed to receive a cash out upon termination of employment, and who later resumes employment covered under the Plan before the last day of the Plan Year in which the Participant incurs five (5) consecutive Breaks in Service commencing after the deemed distribution, shall have restored the Participant’s previous balance in his Account at the time of the cash out, with no adjustment for Income or other earnings, and all Years of Service, whether before or after the cash out date, shall be counted for purposes of determining the Participant’s vested percentage in the restored Account balance. The number of shares in Company Stock restored to his Company Stock Sub-Account shall be the number of shares which can be purchased, based on the market value per share on the date of the deemed repayment, for a sum equal to the market value of the shares in the Participant’s Company Stock Sub-Account on the date of the deemed cash out.

     Forfeitures which have become available for allocation during the Plan Year in which a deemed repayment occurs shall first be allocated to the extent required to restore the Participant’s previously nonvested Account balance in full, and any remaining Forfeitures shall be allocated as provided in Section 5.2. If available Forfeitures are insufficient to restore the Participant’s previously nonvested Account balance, the difference shall be provided by a special Employer contribution. The foregoing special contribution and allocation of Forfeitures shall not be considered as part of the annual Addition for that Participant in connection with the limitations of Section 5.3 hereof.
     If a distribution is not made at the time specified in the first paragraph of this Section 4.3(b) because the Participant is a corporate officer of the Company and such Participant’s vested benefit is greater than $10,000, as determined by reference to the market value of the Company Stock on the first trading date of the Plan Year during which the distribution would have been made if such Participant’s vested benefit had been less than $10,000, such Participant shall be entitled to elect to receive a distribution of his vested benefit during the third Plan Year following the Plan Year during which he terminated employment with the Employer and with all Affiliated Companies.
     4.3 Forfeitures. [This version of Section 4.3 is effective for distributions on or after March 28, 2005.]
     (a) If a Participant terminates employment for any reason, other than normal retirement, early retirement, delayed retirement, disability or death, the portion of his Account which is not a “vested benefit” as described in Section 6.8 shall be subject to becoming a Forfeiture. Such non-vested portion of a Participant’s Account shall become a Forfeiture at the time provided in Section 4.3(b) for a cash out of his nonforfeitable benefit.
     (b) After termination of employment with the Employer and with all Affiliated Companies (other than for disability, normal retirement, early retirement, delayed retirement, or death), but no later than the end of the Plan Year following the Plan Year in which such termination occurs, the Participant shall be entitled to receive a “cash out” of such Participant’s “vested benefit” as determined pursuant to Section 6.8 provided that corporate officers of the Company may receive the cash out referred to in this Section 4.3(b) only if such “vested benefit” is not greater than $10,000. Distribution to a corporate officer of the Company of a vested benefit greater than $10,000 shall occur at the time provided in the last paragraph of this Section 4.3(b). Such cash out of the vested benefit shall not be made in the absence of written consent thereto by the Participant if the vested benefit (as determined pursuant to Section 6.8) is greater than $1,000. If the vested benefit is not greater than $1,000, the Participant shall receive a mandatory distribution of the vested benefit in a lump sum, regardless of whether the Participant consents to such distribution, during the Plan Year following the Plan Year in which termination of employment occurs. For the sole purpose of determining whether the vested benefit is not greater than $1,000 or $10,000, as the case may be, Company Stock in the Participant’s Company Stock Sub-Account shall be valued at its market value on the first trading date of the Plan Year during which the distribution is scheduled to occur. A Participant having a vested benefit of zero shall be deemed to have been cashed out hereunder on the date of his termination of employment. Upon such a deemed payment, the Participant’s nonvested Account balance shall become a Forfeiture upon the date of the cash out. Such Forfeiture shall then be allocated to the Accounts of other Participants as provided in Section 5.2.
     A Participant having a vested benefit of zero who is deemed to receive a cash out upon termination of employment, and who later resumes employment covered under the Plan before the last day of the Plan Year in which the Participant incurs five (5) consecutive Breaks in Service commencing after the deemed distribution, shall have restored the Participant’s previous balance in his Account at the time of the cash out, with no adjustment for Income or other earnings, and all Years of Service, whether before or after the cash out date, shall be counted for purposes of determining the Participant’s vested percentage in the restored Account balance. The number of shares in Company Stock restored to his Company Stock Sub-Account shall be the number of shares which can be purchased, based on the market value per share on the date of the deemed repayment, for a sum equal to the market value of the shares in the Participant’s Company Stock Sub-Account on the date of the deemed cash out.
     Forfeitures which have become available for allocation during the Plan Year in which a deemed repayment occurs shall first be allocated to the extent required to restore the Participant’s previously nonvested Account balance in full, and any remaining Forfeitures shall be allocated as provided in Section 5.2. If available Forfeitures are insufficient to restore the Participant’s previously nonvested Account balance, the difference shall be provided by a special Employer contribution. The foregoing special contribution and allocation of Forfeitures shall not be considered as part of the annual Addition for that Participant in connection with the limitations of Section 5.3 hereof.
     If a distribution is not made at the time specified in the first paragraph of this Section 4.3(b) because the Participant is a corporate officer of the Company and such Participant’s vested benefit is greater than $10,000, as determined by reference to the market value of the Company Stock on the first trading date of the Plan Year during which the distribution would have been made if such Participant’s vested benefit had been less than $10,000, such Participant shall be entitled to elect to receive a distribution of his vested benefit during the third Plan Year following the Plan Year during which he terminated employment with the Employer and with all Affiliated Companies.
     4.4 Employer Top-Heavy Special Contributions. For each Top-Heavy Plan Year the Employer shall make a special contribution to the Trust as may be required in an amount sufficient to satisfy the allocation of the Minimum Benefit to each Non-Key Employee pursuant to Section 5.4.
     4.5 Rollover Contributions. No rollover contributions to the Plan shall be permitted.

     4.6 Time of Payment of Employer Contributions. All contributions by the Employer shall be paid to the Trustee, and payment for each fiscal year shall be made not later than the date prescribed by law for filing the Employer’s federal income tax return, including extensions which have been granted for the filing of such return.
     4.7 Acquisition Loans. The Trustee may, with the direction of the Committee, incur Acquisition Loans from time to time to purchase Financed Shares of Company Stock for the Trust or to repay a prior Acquisition Loan. The Trustee shall not enter into any Acquisition Loans without the approval of the Board of Directors. The following provisions shall apply with respect to any such Acquisition Loan:
     (a) the Acquisition Loan must be at a reasonable rate of interest and without recourse against the Trust;
     (b) any collateral pledged to the creditor by the Trust shall consist only of the Company Stock purchased with the proceeds of the loan and Company Stock that was used as collateral for a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan (provided, however, that, in addition to such collateral, the Company may guarantee or provide collateral for repayment of the loan);
     (c) under the terms of the Acquisition Loan, the creditor shall not have any right to assets of the Trust other than (1) collateral given for the loan, (2) Employer contributions to the Loan Amortization Account, and (3) amounts earned on such collateral and on the investment of contributions to the Loan Amortization Account;
     (d) upon the payment of any portion of the balance due on the Acquisition Loan, the Company Stock originally pledged as collateral for such repaid portion shall be released from the encumbrance and allocated as provided in Section 5.2(e);
     (e) the Acquisition Loan must be for a specific term and may not be payable at the demand of any person except in the case of default;
     (f) in the event of default on the Acquisition Loan, the value of the Plan assets transferred in satisfaction of the loan must not exceed the amount of default. If the lender is a “disqualified person,” as defined in Section 4975(e)(2) of the Code, the Acquisition Loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan; and
     (g) the proceeds of the Acquisition Loan must be used within a reasonable time after their receipt to acquire Company Stock. Financed Shares shall be initially credited to the Loan Suspense Account and shall be transferred for allocation to the Company Stock Sub-Accounts of Participants only as payments of principal and interest are made on the Acquisition Loan by the Trustee, as provided in Section 5.2(e).

ARTICLE V
Allocations to Participant’s Accounts
     5.1 Individual Accounts. The Administrator shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant, and Beneficiary. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust to each Account shall not be required.
     5.2 Account Adjustments. The Accounts of Participants and Former Participants shall be adjusted in accordance with the following:
     (a) Forfeitures and Employer Contributions. As of the last day of each Plan Year, the Account of each Participant who is an Employee on the last day of such Plan Year shall be credited with his share (as determined below) of the contributions (which contributions shall be combined with any Forfeitures which have become available for allocation during such Plan Year) made by the Employer for the Plan Year; provided, however, that a Participant who terminated employment during such Plan Year by reason of normal retirement, early retirement, delayed retirement, disability or death shall not be excluded from receiving an allocation of the Employer contribution and Forfeitures.
     Notwithstanding the foregoing, for any Plan Year in which a Change of Control occurs, all Participants who are Employees on the date of the Change of Control shall receive an allocation of the Employer contribution and Forfeitures for that Plan Year.
     Contributions in cash to the Stock Purchase Account or to the Loan Amortization Account shall not be allocated to the Accounts of Participants, but Company Stock purchased from the Stock Purchase Account and Company Stock released from the Loan Suspense Account as a result of such contributions shall be allocated to the Company Stock Sub-Accounts of Participants as provided in Section 5.2(d)(1). Company Stock contributed in kind, purchased from the Stock Purchase Account, or released from the Loan Suspense Account shall be allocated as of each Valuation Date to such Participants in the proportion that each Participant’s Compensation for such Plan Year bears to the total Compensation of all Participants entitled to share in the contribution.
     (b) Stock Purchase Account. A single Stock Purchase Account shall be established for Employer contributions in cash earmarked for investment in Company Stock. The Stock Purchase Account shall be credited at the time of Employer contributions designated for such Stock Purchase Account pursuant to Section 4.1. It shall be debited at the time and in the amount of purchases of Company Stock from such Stock Purchase Account. Any earnings on assets in the Trust represented by cash contributions to the Stock Purchase Account prior to use of such assets to purchase Company Stock shall be allocated for each Plan Year as Income.
     (c) Loan Amortization Account. A Loan Amortization Account shall be established in the case of an Acquisition Loan to purchase Financed Shares of Company

Stock pursuant to Section 4.7, which Account shall be debited for the repayment by the Trust of the Acquisition Loan (including principal and interest) and shall be credited with all Employer contributions in cash earmarked to meet the obligations of the Trust under the Acquisition Loan, with earnings on such contributions, and with cash dividends on Company Stock held in the Trust used to repay the Acquisition Loan pursuant to Section 5.2(g).
     (d) Sub-Accounts of Participant’s Account. Each Participant’s Account shall be composed of both a Company Stock Sub-Account and a Cash Sub-Account as follows:
     (1) The Company Stock Sub-Account of each Participant will be credited (as of the last day of the Plan Year) with his allocated share of Company Stock (including fractional shares) purchased and paid for by the Trust, purchased through the Stock Purchase Account, released from the Loan Suspense Account as hereinafter provided, or contributed in kind by the Employer; with stock dividends on Company Stock held in his Company Stock Sub-Account; and with Forfeitures of Company Stock from the Company Stock Sub-Accounts of terminated Participants. Contributions in kind of Company Stock, Company Stock purchased from the Stock Purchase Account, and Forfeitures of Company Stock shall be allocated among the Company Stock Sub-Accounts of Participants in proportion to Compensation in the ratios described in Section 5.2(a). Company Stock purchased and paid for by the Trust (other than Financed Shares or Company Stock from the Stock Purchase Account) shall be allocated among such Company Stock Sub-Accounts of Participants in the same ratios that the balances of their respective Cash Sub-Accounts bear to each other immediately before such purchase. Financed Shares released from the Loan Suspense Account shall be allocated in the manner provided in Section 5.2(e).
     Any shares of Company Stock sold by the Trust shall be deemed to come from the Company Stock Sub-Accounts of the Participants on a pro rata basis and shall be debited (as of the last day of the Plan Year) from such Company Stock Sub-Accounts. Any distribution in kind of Company Stock during the Plan Year shall be debited from the Company Stock Sub-Account of the Participant receiving the distribution. The Committee shall maintain adequate records of the aggregate cost basis of Company Stock allocated to each Participant’s Company Stock Sub-Account.
     (2) The Cash Sub-Account of each Participant shall be credited (or debited) as of the last day of the Plan Year with its share of the Income of the Trust, with the proceeds of any Company Stock in such Participant’s Company Stock Sub-Account which is sold, with cash dividends on Company Stock in his Company Stock Sub-Account (or debited with distributions of such dividends) pursuant to Section 5.2(g), and with contributions in cash or property (other than Company Stock) in excess of the total amount thereof allocated to the Loan

Amortization Account and to the Stock Purchase Account. The Cash Sub-Account shall be debited for any purchase (other than from the Stock Purchase Account or through an Acquisition Loan) of Company Stock in the same ratios that the balances of the respective Cash Sub-Accounts of the Participants bear to each other immediately before such purchase.
     (e) Financed Shares. Company Stock acquired by the Trust through an Acquisition Loan (“Financed Shares”) shall be held in the Loan Suspense Account, and the total number of shares to be allocated each Plan Year to the Company Stock Sub-Accounts of Participants shall be determined by multiplying the total number of shares purchased with the Acquisition Loan (or, in years subsequent to such purchase, the number of Financed Shares held in the Loan Suspense Account immediately preceding the date of such allocation) by a fraction, the numerator of which is the total amount of principal and interest payments made on the Acquisition Loan by the Trust for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest payments to be made for all future Plan Years on the Acquisition Loan. In the discretion of the Committee, the number of shares to be allocated shall be determined solely with reference to principal payments in the above formula if (1) the loan provides for payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payment of such amounts for ten (10) years, (2) the disregarded interest is determined to be interest under standard loan amortization tables, and (3) the term of the loan does not exceed ten (10) years, whether initially or by reason of renewal, extension or refinancing of the Acquisition Loan.
     Financed Shares thus released from the Loan Suspense Account shall be allocated to the Company Stock Sub-Accounts of those Participants entitled to share in such allocation under Section 5.2(a) in the following manner:
     (1) First, with respect to Financed Shares released by reason of Employer contributions used to repay the Acquisition Loan, in the manner provided in Section 5.2(a); and
     (2) Second, with respect to Financed Shares released by reason of the application of dividends on Company Stock, in accordance with the provisions of Section 5.2(g).
     If an interim Valuation Date is selected pursuant to Section 6.14, the foregoing allocation rules shall be applied for the period commencing on January 1 of that Plan Year and ending on the interim Valuation Date, taking into account only principal and interest paid on the Acquisition Loan and Compensation of Participants during that period. A similar allocation shall be made for the period commencing on the interim Valuation Date and ending on December 31 of that Plan Year, taking into account only principal and interest paid on the Acquisition Loan and Compensation of Participants during that period.

     (f) Income. The Income of the Trust for each Plan Year shall be allocated to the Cash Sub-Accounts of each Participant and Former Participant on the last day of each Plan Year in proportion to the Cash Sub-Account balances of such Participants at the beginning of the Plan Year (or if all such Cash Sub-Account balances are zero, in proportion to the Company Stock Sub-Account balances at the beginning of the Plan Year), but after first reducing each such beginning Cash Sub-Account balance by the sum of (i) distributions from the Cash Sub-Account during the Plan Year and (ii) debits to the Cash Sub-Account for purchases of Company Stock as provided in Section 5.2(d)(2); or if all Cash Sub-Account balances are zero, after first reducing each Company Stock Sub-Account by the amount of any charge to such Company Stock Sub-Account during the Plan Year. Additionally, an allocation of Income shall be made to a Participant’s Cash Sub-Account on any other Valuation Date specified in Section 2.1(iii).
     (g) Dividends on Company Stock. Cash dividends on Company Stock shall be allocated in the following manner:
     (1) Dividends paid on shares of Company Stock allocated to Participants’ Company Stock Sub-Accounts or held in the Loan Suspense Account shall (as required by applicable Acquisition Loan documentation or, if not so required, as determined by the Committee) be used by the Trustee, as directed by the Committee, to repay the balance of an outstanding Acquisition Loan. Any Financed Shares released from the Loan Suspense Account by reason of such dividends shall be allocated in the following manner:
     (i) First, if cash dividends paid with respect to shares allocated to a Participant’s Company Stock Sub-Account are used to repay an Acquisition Loan, then Company Stock with a fair market value equal to the amount of such dividends must be allocated to such Participant’s Company Stock Sub-Account.
     (ii) Second, if any Financed Shares released by reason of such dividends (whether paid on Company Stock allocated to Company Stock Sub-Accounts or on Company Stock held in the Loan Suspense Account) remain after the allocation described in clause (i), these shares shall be allocated to the Company Stock Sub-Accounts of Participants, pro rata, according to the balance of each Company Stock Sub-Account as of the immediately preceding Valuation Date, reduced in each case by the amount of any charge to said Company Stock Sub-Account since the next preceding Valuation Date.
     (2) Except as provided in Section 5.2(g)(1) in the case of dividends used to repay an Acquisition Loan, any cash dividends with respect to shares of Company Stock allocated to Participants’ Company Stock Sub-Accounts (including cash dividends described in Section 5.2(g)(3), paid with regard to Company Stock which is distributed during the Plan Year) or held in the Loan

Suspense Account shall be allocated among and credited to Cash Sub-Accounts of the Participants; provided, however, that the dividends so allocated (whether paid with respect to Company Stock allocated to Company Stock Sub-Accounts or held in the Loan Suspense Account) shall be allocated among and credited to Cash Sub-Accounts, pro rata, according to the number of shares of Company Stock held in the respective Company Stock Sub-Accounts on the date the dividends are paid. Cash dividends on Company Stock otherwise not yet allocated to the Company Stock Sub-Accounts of Participants shall be allocated for each Plan Year as Income.
     (3) No allocation of cash dividends on Company Stock, and no allocation of Financed Shares released from the Loan Suspense Account by reason of such dividends, shall be made to the Account of a Participant for a Plan Year to the extent the Participant receives during that Plan Year a distribution of Company Stock with regard to which the dividends were paid. Any such cash dividends or Financed Shares released from the Loan Suspense Account by reason of such dividends shall be allocated as Income in accordance with Section 5.2(f).
     (4) Cash dividends which are distributed to Participants pursuant to Section 6.12 shall be debited from the Cash Sub-Accounts of the distributees, unless such cash dividends are paid directly to Participants by the Company.
     5.3 Maximum Additions. Notwithstanding anything contained herein to the contrary, the total Additions made to the Account of a Participant for any Plan Year shall not exceed the lesser of $45,000 (for 2007, to be adjusted from time to time pursuant to Section 415(d) of the Code) or 100 percent (100%) of the Participant’s Section 415 Compensation for such Plan Year.
     If, in any year, as the result of the allocation of Forfeitures, a reasonable error in estimating a Participant’s Section 415 Compensation, or other limited facts and circumstances, the Additions would exceed the limitation for any Participant, such excess shall be reallocated to eligible Participants as a Forfeiture for the Plan Year. If such reallocated Additions cause the limitation to be exceeded for all Participants, such excess shall be held in a suspense account. The amounts in such suspense account shall be allocated as of each Valuation Date until the account is exhausted, the allocation to be analogous to that provided in Section 5.2(a). Income shall not be allocated to such suspense account. If a suspense account is in existence at any time during a particular Plan Year, other than the first Plan Year for which the suspense account is created, all amounts in the suspense account must be allocated and reallocated to Participants’ Accounts (subject to the limitations of Section 415 of the Code) before any Employer contributions which would constitute Additions may be made for that Plan Year.
     In addition to this Plan, the Employer maintains the Savings Incentive Plan with a limitation year corresponding to the Plan Year. If a Participant is also a participant in the Savings Incentive Plan, the limitation upon the annual additions which may otherwise be credited to his Savings Incentive Plan account shall be first reduced by the total Additions for the

Plan Year credited to such Participant’s Account under this Plan, and the Additions to this Plan shall not be reduced by reason of any annual additions to the Savings Incentive Plan.
     5.4 Allocation of Top-Heavy Special Contribution to Provide Minimum Benefits. For Top-Heavy Plan Years, the Employer contributions made pursuant to Section 4.1 and the special contribution described in Section 4.4 shall first be allocated to the Account of each Non-Key Employee who has not terminated employment with the Employer at the end of the Plan Year in an amount sufficient to provide the Minimum Benefit described by the following test. The sum of Employer contributions and Forfeitures allocated during the Plan Year to the Account maintained for each Participant who is a Non-Key Employee shall be at least as great as a percentage of such Non-Key Employee’s Section 415 Compensation. Such percentage shall be equivalent to the highest ratio for a Key Employee for that Plan Year of
     (i) the sum of Employer contributions and Forfeitures allocated to the Account of the Key Employee, to
     (ii) the Section 415 Compensation of the Key Employee (restricted to $225,000 as of January 1, 2007) as adjusted from time to time to Section 401(a)(17) of the Code);
provided, however, that the percentage shall not exceed three percent (3%). This Minimum Benefit shall be provided in every Top-Heavy Plan Year to all Participants who are Non-Key Employees and who have not terminated employment with Employer at the end of the Plan Year.
     The provisions of this Section 5.4 shall not apply, and no Employer special contribution pursuant to Section 4.4 shall be required, for any Non-Key Employee to the extent that such Non-Key employee is a participant in the Savings Incentive Plan or another defined contribution plan included with this Plan in a Required or Permissive Aggregation Group (as those terms are defined in Section 13.2(c) and (d) and the Employer has provided an allocation of the minimum benefit applicable to top-heavy plans in such other defined contribution plan.

ARTICLE VI
Benefits
     6.1 Time for Distribution. [This version of Section 6.1 is effective prior to January 1, 2003.] Distribution of benefits to a Participant or Beneficiary shall occur at the date specified in whichever is applicable of paragraphs (a), (b) or (c), subject to the override provisions of paragraphs (d), (e), (f) and (g) of this Section 6.1:
     (a) Retirement. Distribution shall occur no later than the end of the 60-day period after the close of the Plan Year in which a Participant retires on or after his Early Retirement Date or his Normal Retirement Date.
     (b) Death or Disability. Distribution shall occur no later than the end of the 60-day period after the close of the Plan Year in which occurs a Participant’s Disability Benefit Date or in which a Participant terminates employment with the Employer (or a Former Participant’s employment with an Affiliated Company) by reason of his death.
     (c) Other Termination. If the Participant’s employment with the Employer and with all Affiliated Companies is terminated other than for disability, normal retirement, early retirement, delayed retirement or death, distribution shall occur at the time provided in Section 4.3(b) for a “cash out” of such Participant’s benefits.
     (d) Administrative Extension. In the event that due to administrative delays it is not possible for the Committee to calculate the value of the benefit to be distributed to a Participant pursuant to paragraph (a), (b) or (c) above, then distribution shall be deferred until such calculation can be made, but may not be deferred for a longer time than is prescribed in applicable regulations under ERISA or the Code.
     (e) Age 70 1/2. Except for a 5-Percent Owner, distribution shall commence not later than the April 1 next following the later of the calendar year in which a Participant attains age 70 1/2 or retires; provided, however, that a Participant who was born before July 1, 1928, may elect to have his distribution commence not later than the April 1 next following the calendar year in which such Participant attains age 70 1/2 whether or not he remains in the employ of the Employer. For a 5-Percent Owner, distribution shall commence not later than the April 1 next following the calendar year in which such Participant attains age 70 1/2 whether or not he remains in the employ of the Employer. A Participant receiving distributions pursuant to this Section 6.1(e) as of January 1, 1997, who has not retired and who is not a 5-Percent Owner, may elect to cease receiving such distributions until the April 1 next following the calendar year in which such Participant retires.
     Such distribution of a Participant’s benefits shall be made in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) of the Code and the Treasury Regulations thereunder (including Section 1.401(a)(9)-2 of the Treasury Regulations). In accordance with Section 401(a)(9) of the Code and the Treasury Regulations thereunder, for purposes of determining the maximum period over which distributions must be made under Section 401(a)(9) of the Code, a Participant (or his spouse, if applicable) may elect whether or not life expectancy will be recalculated as permitted under Section 401(a)(9)(D) of the Code; provided, however, that such election must be made no later than the first required distribution date under Section 401(a)(9) of the Code, after which such election shall be irrevocable. Absent such an election, life expectancies shall be recalculated.
     With respect to distributions under this 6.1(e) made for calendar years commencing on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the Regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.
     (f) Option to Delay. Except for a distribution on account of a Participant’s death, no distribution whose value exceeds $5,000 shall be made prior to the Participant’s Normal Retirement Date without the written consent of the Participant.
     (g) Normal Retirement Date Override. Subject to any election described in paragraph (f), distribution to a Participant whose termination of employment has occurred shall commence no later than 60 days after the end of the Plan Year in which occurs his Normal Retirement Date.
     The foregoing paragraphs (d), (e), (f) and (g) are applicable notwithstanding anything to the contrary contained in paragraphs (a), (b) and (c).
     The Plan shall give written notice to a Participant or Beneficiary, eligible for a distribution of benefits pursuant to this Section 6.1. Such notice shall be given to an eligible Participant or Beneficiary no less than 30 days but no more than 90 days prior to the proposed date of distribution. Distribution of such benefits in excess of $5,000 during this period shall comply with the requirements of Section 4.3(b). However, if the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after such notice provided that the Committee clearly informs the Participant or Beneficiary that he has a right to a period of at least 30 days after receiving such notice to consider the decision of whether or not to elect a distribution and that the Participant or Beneficiary, after receiving such notice, affirmatively elects a distribution.
     6.1 Time for Distribution. [This version of Section 6.1 is effective as of January 1, 2003 but does not apply to distributions on or after March 28, 2005.] Distribution of benefits to a Participant or Beneficiary shall occur at the date specified in whichever is applicable of paragraphs (a), (b) or (c), subject to the override provisions of paragraphs (d), (e), (f) and (g) of this Section 6.1:

     (a) Retirement. Distribution shall occur no later than the end of the 60-day period after the close of the Plan Year in which a Participant retires on or after his Early Retirement Date or his Normal Retirement Date.
     (b) Death or Disability. Distribution shall occur no later than the end of the 60-day period after the close of the Plan Year in which occurs a Participant’s Disability Benefit Date or in which a Participant terminates employment with the Employer (or a Former Participant’s employment with an Affiliated Company) by reason of his death. If the Participant dies before the date distributions begin, distribution of the Participant’s Account balance must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.
     (c) Other Termination. If the Participant’s employment with the Employer and with all Affiliated Companies is terminated other than for disability, normal retirement, early retirement, delayed retirement or death, distribution shall occur at the time provided in Section 4.3(b) for a “cash out” of such Participant’s benefits.
     (d) Administrative Extension. In the event that due to administrative delays it is not possible for the Committee to calculate the value of the benefit to be distributed to a Participant pursuant to paragraph (a), (b) or (c) above, then distribution shall be deferred until such calculation can be made, but may not be deferred for a longer time than is prescribed in applicable regulations under ERISA or the Code.
     (e) Age 70 1/2. The requirements of this Section 6.1(e) shall take precedence over any inconsistent provisions of the Plan. The Required Beginning Date is the date distribution is required to commence pursuant to this paragraph and shall be applicable to all Participants during their lifetimes, subject to earlier commencement of distributions as may be otherwise required pursuant to Section 6.1(a), (b) or (c). Except for a 5-Percent Owner, distribution shall commence not later than the April 1 next following the later of the calendar year in which a Participant attains age 70 1/2 or the calendar year in which he retires. For a 5-Percent Owner, distribution shall commence not later than the April 1 next following the calendar year in which such Participant attains age 70 1/2 whether or not he remains in the employ of the Employer. A Participant who was receiving distributions pursuant to this Section 6.1(e) as of January 1, 1997, who has not retired and who is not a 5-Percent Owner shall continue to receive minimum distributions calculated as provided below in this Section 6.1(e) until such Participant retires; provided, however, that such a Participant who is not a 5-Percent Owner may elect to cease receiving such distributions until the April 1 next following the calendar year in which such Participant retires.
     Distributions to a Participant who has attained age 70 1/2 and who is receiving minimum distributions pursuant to the immediately preceding paragraph shall be made in accordance with Treasury Regulations under Section 401(a)(9) of the Code (the “Treasury Regulations”). A Distribution Calendar Year is a calendar year for which a minimum distribution is required pursuant to this Section 6.1(e) and Section 401(a)(9) of the Code. For distributions beginning before the Participant’s death, the first Distribution

Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date and the last Distribution Calendar Year is the calendar year that includes the Participant’s date of death. The required minimum distribution for such Participant’s first Distribution Calendar Year must be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.
     During the Participant’s lifetime, the minimum amount which must be distributed for each Distribution Calendar Year is the lesser of:
     (1) the quotient obtained by dividing the Participant’s 401(a)(9) Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
     (2) if the Participant’s sole designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s 401(a)(9) Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.
     Upon death of the Participant after distributions have commenced pursuant to this Section 6.1(e), the remaining amount in the Participant’s Account on the regular Valuation Date next preceding the date of the Participant’s death (unless a different Valuation Date is designated pursuant to Section 6.1) shall be payable in a single lump-sum payment to the Beneficiary as designated pursuant to Section 6.9. This amount must be distributed by December 31 of the calendar year immediately following the calendar year in which the death of the Participant occurred.
     (f) Option to Delay. Except for a distribution on account of a Participant’s death, no distribution whose value exceeds $5,000 shall be made prior to the Participant’s Normal Retirement Date without the written consent of the Participant.
     (g) Normal Retirement Date Override. Subject to any election described in paragraph (f), distribution to a Participant whose termination of employment has occurred shall commence no later than 60 days after the end of the Plan Year in which occurs his Normal Retirement Date.
     The foregoing paragraphs (d), (e), (f) and (g) are applicable notwithstanding anything to the contrary contained in paragraphs (a), (b) and (c).

     The Plan shall give written notice to a Participant or Beneficiary, eligible for a distribution of benefits pursuant to this Section 6.1. Such notice shall be given to an eligible Participant or Beneficiary no less than 30 days but no more than 90 days prior to the proposed date of distribution. Distribution of such benefits in excess of $5,000 during this period shall comply with the requirements of Section 4.3(b). However, if the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after such notice provided that the Committee clearly informs the Participant or Beneficiary that he has a right to a period of at least 30 days after receiving such notice to consider the decision of whether or not to elect a distribution and that the Participant or Beneficiary, after receiving such notice, affirmatively elects a distribution.
     6.1 Time for Distribution. [This version of Section 6.1 is effective for distributions on or after March 28, 2005.] Distribution of benefits to a Participant or Beneficiary shall occur at the date specified in whichever is applicable of paragraphs (a), (b) or (c), subject to the override provisions of paragraphs (d), (e), (f) and (g) of this Section 6.1:
     (a) Retirement. Distribution shall occur no later than the end of the Plan Year following the Plan Year in which a Participant retires on or after his Early Retirement Date (subject to the right of the Participant as provided in Section 6.1(f) to delay the distribution until his Normal Retirement Date if the value of the vested benefit is greater than $1,000). If a Participant retires on or after his Normal Retirement Date, distribution shall occur no later than the end of the 60-day period after the close of the Plan Year in which the Participant retired regardless of whether the Participant consents to the timing of the distribution.
     (b) Death or Disability. Distribution shall occur no later than the end of the Plan Year following the close of the Plan Year in which occurs a Participant’s Disability Benefit Date (subject to the consent requirements of Section 6.1(f)), and distribution shall occur no later than the end of the Plan Year following the close of the Plan Year in which a Participant terminates employment with the Employer (or a Former Participant’s employment with an Affiliated Company) by reason of his death (regardless of whether the Beneficiary consents to the timing of such distribution). If the Participant dies before the date distributions begin, distribution of the Participant’s Account balance must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.
     (c) Other Termination. If the Participant’s employment with the Employer and with all Affiliated Companies is terminated other than for disability, normal retirement, early retirement, delayed retirement or death, distribution shall occur at the time provided in Section 4.3(b) for a “cash out” of such Participant’s benefits, subject to the right of the Participant (as provided in Sections 4.3(b) and 6.1(f)) to delay the distribution until his Normal Retirement Date if the present value of his vested benefit is greater than $1,000.

     (d) Administrative Extension. In the event that due to administrative delays it is not possible for the Committee to calculate the value of the benefit to be distributed to a Participant pursuant to paragraph (a), (b) or (c) above, then distribution shall be deferred until such calculation can be made, but may not be deferred for a longer time than is prescribed in applicable regulations under ERISA or the Code.
     (e) Age 70 1/2. The requirements of this Section 6.1(e) shall take precedence over any inconsistent provisions of the Plan. The Required Beginning Date is the date distribution is required to commence pursuant to this paragraph and shall be applicable to all Participants during their lifetimes, subject to earlier commencement of distributions as may be otherwise required pursuant to Section 6.1(a), (b) or (c). Except for a 5-Percent Owner, distribution shall commence not later than the April 1 next following the later of the calendar year in which a Participant attains age 70 1/2 or the calendar year in which he retires. For a 5-Percent Owner, distribution shall commence not later than the April 1 next following the calendar year in which such Participant attains age 70 1/2 whether or not he remains in the employ of the Employer. A Participant who was receiving distributions pursuant to this Section 6.1(e) as of January 1, 1997, who has not retired and who is not a 5-Percent Owner shall continue to receive minimum distributions calculated as provided below in this Section 6.1(e) until such Participant retires; provided, however, that such a Participant who is not a 5-Percent Owner may elect to cease receiving such distributions until the April 1 next following the calendar year in which such Participant retires.
     Distributions to a Participant who has attained age 70 1/2 and who is receiving minimum distributions pursuant to the immediately preceding paragraph shall be made in accordance with Treasury Regulations under Section 401(a)(9) of the Code (the “Treasury Regulations”). A Distribution Calendar Year is a calendar year for which a minimum distribution is required pursuant to this Section 6.1(e) and Section 401(a)(9) of the Code. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date and the last Distribution Calendar Year is the calendar year that includes the Participant’s date of death. The required minimum distribution for such Participant’s first Distribution Calendar Year must be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.
     During the Participant’s lifetime, the minimum amount which must be distributed for each Distribution Calendar Year is the lesser of:
     (1) the quotient obtained by dividing the Participant’s 401(a)(9) Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

     (2) if the Participant’s sole designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s 401(a)(9) Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.
     Upon the death of the Participant after distributions have commenced pursuant to this Section 6.1(e), the remaining amount in the Participant’s Account on the regular Valuation Date next preceding the date of the Participant’s death (unless a different Valuation Date is designated pursuant to Section 6.1) shall be payable in a single lump-sum payment to the Beneficiary as designated pursuant to Section 6.9. This amount must be distributed by December 31 of the calendar year immediately following the calendar year in which the death of the Participant occurred.
     (f) Option to Delay. Except for a distribution on account of a Participant’s death, no distribution whose value exceeds $1,000 shall be made prior to the Participant’s Normal Retirement Date without the written consent of the Participant.
     (g) Normal Retirement Date Override. Subject to any election described in paragraph (f), distribution to a Participant whose termination of employment has occurred shall commence no later than 60 days after the end of the Plan Year in which occurs his Normal Retirement Date.
     The foregoing paragraphs (d), (e), (f) and (g) are applicable notwithstanding anything to the contrary contained in paragraphs (a), (b) and (c).
     The Plan shall give written notice to a Participant or Beneficiary, eligible for a distribution of benefits pursuant to this Section 6.1. Such notice shall be given to an eligible Participant or Beneficiary no less than 30 days but no more than 90 days prior to the proposed date of distribution. Distribution of such benefits in excess of $1,000 during this period shall comply with the written consent requirement of Section 6.1(f). However, if the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after such notice provided that the Committee clearly informs the Participant or Beneficiary that he has a right to a period of at least 30 days after receiving such notice to consider the decision of whether or not to elect a distribution and that the Participant or Beneficiary, after receiving such notice, affirmatively elects a distribution.
     6.2 Method of Payment. The benefits provided hereunder shall be payable in one lump sum payment (but allowing for separate distributions of cash and Company Stock within the same calendar year).
     6.3 Normal Retirement Benefit. Each Participant in the employment of the Employer on his Normal Retirement Date (and each Former Participant who on his Normal Retirement Date is employed by an Affiliated Company), shall be eligible to retire on that date and shall be 100% vested in his Account balance.

     6.4 Early Retirement Benefit. Each Participant in the employment of the Employer on his Early Retirement Date (and each Former Participant who on his Early Retirement Date is employed by an Affiliated Company), shall be eligible to retire on that date and shall be 100% vested in his Account balance.
     6.5 Delayed Retirement Benefit. A Participant who remains in employment with the Employer (and a Former Participant, with an Affiliated Company) beyond his Normal Retirement Date shall be eligible to retire on his Delayed Retirement Date, which shall be the date on which he actually retires, and he shall be entitled to a benefit of the amount in his Account.
     6.6 Total and Permanent Disability Benefit. Each Participant who terminates employment with the Employer by reason of his total and permanent disability (and each Former Participant who terminates employment with an Affiliated Company by reason of his total and permanent disability) shall, upon his Disability Benefit Date, be 100% vested in his Account balance.
     6.7 Death Benefit. If a Participant’s employment with Employer (or a Former Participant’s employment with an Affiliated Company) is terminated by death, such Participant shall be 100% vested in his Account balance and such Account balance shall be payable as a benefit to his Beneficiary as designated pursuant to Section 6.9. The payment of death benefits to a Beneficiary shall be made in one lump-sum payment (but allowing separate distributions of cash and Company Stock within the same calendar year).
     6.8 Vested Benefit. If any Participant’s employment with Employer and with all Affiliated Companies is terminated other than by normal retirement, early retirement, delayed retirement, disability or death, he shall be entitled to a “vested benefit” which shall include a percentage of his Account, based on his Years of Vesting Service, according to the vesting table provided in either Section 6.8(a) or Section 6.8(b), depending upon whether the Plan is a Top-Heavy Plan for the Plan Year during which such termination occurs:
     (a) Except as provided in Section 6.8(b) and (c) the percentage shall be as follows:

Percentage of
Years of Vesting Service	Account

Less than 5	0%
5 or more	100%
     (b) For a Plan Year for which the Plan is a Top-Heavy Plan, the percentage shall be as follows:

Percentage of
Years of Vesting Service	Account

Fewer than 3	0%
3 or more	100%

     (c) such termination of employment (other than by reason of death, disability, normal retirement, early retirement or delayed retirement) in any year which is not a Top-Heavy Plan Year, each Participant who had three (3) or more Years of Vesting Service at any time during a Top-Heavy Plan Year shall be entitled to elect a vested benefit determined in accordance with the table in Section 6.8(b). Any other Employee who was a Participant during a Top-Heavy Plan Year shall be entitled to a vested benefit determined in accordance with the table in Section 6.8(a), except that such percentage shall not be less than the percentage under the table in Section 6.8(b) which would have applied if his termination of employment had occurred on the last day of the last Top-Heavy Plan Year prior to his actual termination of employment.
     (d) The remainder of a Participant’s Account which does not constitute his vested benefit shall be treated as a Forfeiture at the time and in the manner specified pursuant to Sections 4.3 and 5.2(a).
     (e) For purposes of determining whether an Employee is entitled to receive any vested benefit under this Article VI, and the time of payment of such vested benefit under Section 4.3(c), he shall not be deemed to have terminated his employment under the Plan until he is no longer employed by any Affiliated Company to which he may have been transferred, irrespective of whether he shall have ceased to be classified as an Employee following such transfer.
     6.9 Designation of Beneficiary. Subject to the rights of a surviving spouse described herein, each Participant (or Former Participant) may from time to time designate a Beneficiary or Beneficiaries to whom his Plan benefits are to be paid if he dies before receipt of all such benefits. Each Beneficiary designation, or revocation thereof, shall be in a form prescribed by the Committee and will be effective only when filed with the Committee. Unless the conditions which follow for the designation of a Beneficiary other than the spouse are satisfied, the Beneficiary of a Participant who is married on the date of his death shall be the surviving spouse, whether or not so designated in the form, and even if no such form is filed. Designation of a Beneficiary other than such Participant’s spouse for any portion of the benefits shall be valid only if either
     (i) the spouse consents in writing thereto, acknowledging the effect of such designation, the particular non-spouse Beneficiary and the form of benefit payment;
     (ii) the spouse consents in writing thereto, acknowledging the effect of such designation and the form of benefit payment, and the consent by the spouse expressly permits future changes of Beneficiary without further consent by the spouse;
     (iii) the Participant, although married at the time of the designation, is ultimately not survived by his spouse or is divorced from his spouse;
     (iv) the surviving spouse cannot be located; or

     (v) the Participant and spouse are legally separated as evidenced by a court order.
     Spousal consent pursuant to (i) or (ii) shall be witnessed by a notary public or Plan representative, and shall be irrevocable. If the Participant is survived by a spouse other than the spouse who consented to designation of another as Beneficiary, the consent of the former spouse shall be ineffective. If the Participant has no designation of a Beneficiary in effect at the time of his death, and is not survived by a spouse, or if the surviving spouse cannot be located, any Plan benefits shall be payable in the following order of priority: (a) to the children, including adopted children, of the Participant in equal shares, per stirpes; or if none survive, (b) to the surviving natural parents of the Participant, in equal shares; or if neither survives, (c) to the estate of the Participant.
     6.10 Additional Benefits. Whenever benefits are computed according to the balance of a Participant’s Account on a Valuation Date, and thereafter additional amounts are allocated to such Participant’s Account from contributions, Forfeitures, Income, dividends or other investment earnings, such additional amounts shall be paid as additional benefits and shall be payable in the same manner as the other benefits payable from such Account. If the allocation of such Income or other investment earnings produces a net loss, the benefits paid shall be reduced notwithstanding the initial computation of benefits according to the balance of a Participant’s Account on a Valuation Date.
     6.11 Form of Distribution. Distributions from the Company Stock Sub-Account shall be made in full shares of Company Stock. Balances representing fractional shares may be paid in cash. Distributions from the Cash Sub-Account shall be made in cash; provided, however, that the Participant shall have the right to elect that the entire amount of his Account be distributed to him in the form of Company Stock (except for fractional shares). The Committee shall advise the Participant in writing of his right to elect to receive Company Stock and of the proposed distribution date at which time, within reasonable limits, a distribution in cash will be made from the Cash Sub-Account if the Participant does not elect in writing to receive Company Stock. Such election by the Participant to receive Company Stock from his Cash Sub-Account shall be irrevocable and shall be valid only if received by the Committee at least thirty (30) days prior to the proposed distribution date. In the event that a distribution of Company Stock is to be made from the funds in the Participant’s Cash Sub-Account, any balance in a Participant’s Cash Sub-Account may be applied to provide whole shares of Company Stock for distribution at the then fair market value.
     6.12 Distribution of Dividends on Company Stock. The Committee may, in its sole discretion, distribute to Participants cash dividends received by the Trust on Company Stock allocated to each such Participant’s Company Stock Sub-Account, provided that such distribution must be made no later than ninety (90) days after the close of the Plan Year in which such dividends are paid to the Trust; or such cash dividends may, in the discretion of the Board of Directors, be paid directly to the Participants instead of to the Trust.

     6.13 Pre-Retirement Distribution Rights. If a Participant has attained age 55 and has completed 10 years of participation in this Plan subsequent to December 31, 1991, and thus has become a Qualified Participant, the Committee shall offer such Qualified Participant during his first “election period” (as defined below) and successive “election periods” the right to elect a distribution of a portion of the Company Stock credited to his Account. The “election period” shall be the first 90 days immediately following the end of each Plan Year in the “qualified election period.” The “qualified election period” shall commence with the first Plan Year after the Participant becomes a Qualified Participant and end with the fifth Plan Year thereafter. For example, a Participant who first becomes a Qualified Participant in the Plan Year ending December 31, 2007, will first be entitled to elect a distribution in the period from January 1, 2008 through March 30, 2008. If the Qualified Participant elects such a distribution, the distribution will be made within 90 days after the end of that election period. The amount which may be elected for distribution during the first such “election period” is 25% of the number of shares of Company Stock then credited to that Qualified Participant’s Account. The amount which may be elected for distribution upon future elections, during successive election periods, shall be determined by multiplying the number of shares of Company Stock credited to the Qualified Participant’s Account (including shares of Company Stock which have been previously distributed pursuant to this subsection) by 25% or, with respect to a Qualified Participant’s final election, 50%, reduced by the amount of any prior distributions elected by such Participant pursuant to this subsection. Notwithstanding the foregoing, if the fair market value of the Company Stock allocated to the ESOP Account of a Qualified Participant is less than five hundred dollars ($500.00) as of the Valuation Date immediately preceding the first day of an election period, then such Qualified Participant shall not be entitled to elect to receive a distribution for that election period.
     6.14 Valuation Date. The Valuation Date which shall be the basis for determining benefits payable to any Participant or Beneficiary shall be the last Valuation Date preceding the date of the Participant’s termination of employment with the Employer, with additional benefits and Income added (or a loss subtracted) as of subsequent Valuation Dates preceding the date of distribution as provided in Section 6.10. At any time the Employer may select an interim Valuation Date in addition to the regular Valuation Dates (the last day of each Plan Year), in which case the Employer shall notify the Trustee in writing within sixty (60) days either preceding or following such interim Valuation Date. Any such interim Valuation Date shall be selected and applied by the Employer uniformly to all Participants so as to avoid the prohibited discrimination described in Section 401(a)(4) of the Code.
     6.15 Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 6.15, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover provided that the recipient Eligible Retirement Plan accepts rollover contributions, and in the case of an eligible governmental plan described in clause (vi) of Section 2.1(z), such governmental plan separately accounts for amounts transferred into such plan from this Plan. The Plan provisions otherwise applicable to distributions continue to apply to this Direct Rollover option. The Distributee shall, in the time and manner prescribed by the

Committee, specify the amount to be directly transferred and the Eligible Retirement Plan to receive the transfer. Any portion of a distribution which is not transferred shall be distributed to the Distributee in the form specified in Section 6.11.

ARTICLE VII
Trust; Voting Rights
     7.1 Assets Held in Trust. All contributions under this Plan shall be paid to the Trustee and deposited in the Trust. All assets of the Trust, including investment income, shall be retained for the exclusive benefit of Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan to the extent not paid by the Employer. No part of the Trust shall revert to or inure to the benefit of the Employer, except that upon the Employer’s request, a contribution which was made under a mistake of fact or conditioned upon the deductibility of any contribution under Section 404 of the Code shall be returned to the Employer within one (1) year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable.
     The maximum amount that may be returned to the Employer in the case of a mistake of fact or disallowance of the deduction is the excess of
     (i) the amount contributed over, as relevant,
     (ii) (A) the amount which would have been contributed had no mistake of fact occurred, or
          (B) the amount that would have been contributed had the contribution been limited to the amount that is deductible after any disallowance by the Internal Revenue Service.
Income attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. If the withdrawal of the amount attributable to the mistaken or nondeductible contribution would cause the balance of the Account of any participant to be reduced to less than the balance which would have been in the Account had the mistaken or nondeductible amount not been contributed, then the amount to be returned to the Employer must be limited so as to avoid such reduction.
     7.2 Voting Rights. All Company Stock held in the Trust shall be voted as hereinafter provided for pass-through voting by Participants or for direction of voting by the Committee under this Section 7.2 or Section 7.3. Each Participant, Former Participant and Beneficiary of a deceased Participant shall be entitled to direct the Trustee as to the exercise of voting rights regarding any corporate matter which involves the voting of Company Stock then allocated to his Company Stock Sub-Account. If Participants are entitled to so direct the Trustee as to the voting of Company Stock allocated to their Company Stock Sub-Accounts, all such Company Stock as to which instructions have been received (which may include an instruction to abstain) shall be voted in accordance with such instructions. The Trustee shall abstain from voting the allocated shares of Company Stock as to which no written instructions are received.
     The Committee shall provide, or cause to be provided, to each Participant, Former Participant and Beneficiary of a deceased Participant notice of any meeting of the shareholders of the Company at which Company Stock is entitled to be voted. Such notice shall include such information statements as are required to be sent to shareholders of the Company generally, and the time and manner for furnishing such notice or information statements shall be in compliance with both applicable law and the Company’s charter and by-laws as generally applicable to security holders. The Committee shall request written instructions from each Participant, Former Participant and Beneficiary as to the voting of the shares of Company Stock allocated to his Company Stock Sub-Account. The Committee shall tabulate the written instructions received on or prior to the date established by the Committee and communicated to the Participants for returning the written instructions and shall instruct the Trustee as to the voting of the shares of Company Stock represented by such written instructions.
     In the event that no shares of Company Stock are allocated to the Company Stock Sub-Accounts on the record date, the Committee shall not be required to provide notice of the meeting or information statements and the Trustee shall vote all Company Stock as the Trustee, in his discretion, shall determine.
     After the first allocation of shares of Company Stock to the Company Stock Sub-Accounts, the Trustee shall vote any shares of Company Stock in the Loan Suspense Account in accordance with the instructions of the Committee. The Committee shall determine its instructions based upon the percentage of shares of Company Stock to be voted, for and against each issue to be considered at the meeting, including in the tabulation of such percentages only those shares of Company Stock allocated to Company Stock Sub-Accounts as to which written instructions were received from Participants by the Committee.
     7.3 Tender Offer. In the event of any of the following actions by a third party:
     (1) a tender offer or an exchange offer for stock of the Company;
     (2) a proposal for the merger or consolidation of the Company with such third party; or
     (3) a proxy solicitation for the purpose of electing directors who propose to approve acts described in (1) or (2);
then, except as hereinafter provided under this Section 7.3, the Trustee shall tender or not tender Company Stock, vote in favor of or against the proposal for merger or consolidation, or respond to the proxy solicitation for election of directors, as instructed by the Committee. The Committee shall provide or cause to be provided to each Participant, Former Participant and Beneficiary of a deceased Participant any information relevant to the investment decision, as is provided to stockholders of the Company generally, together with a form for written instructions as to the shares of Company Stock allocated to the Company Stock Sub-Account of each Participant, Former Participant and Beneficiary. With respect to that Company Stock, the Committee shall instruct the Trustee in accordance with such written instructions as are received by the Committee on or prior to the date established by the Committee and communicated to the Participants, Former Participants and Beneficiaries for returning the written instructions.

     With respect to (i) any Company Stock allocated to the Company Stock Sub-Accounts as to which the Committee receives no written instructions, and to (ii) all Company Stock in the Loan Suspense Account or not otherwise allocated either to the Company Stock Sub-Accounts (herein collectively referred to as “unallocated shares”), the Committee shall instruct the Trustee either to tender, to vote in favor of the proposal, or to vote for directors who support such action, in the same proportion of the total of such unallocated shares as the number of shares of Company Stock allocated to the Company Stock Sub-Accounts which are tendered, voted in favor of the proposal, or voted for directors who support such action, pursuant to written instructions from Participants, Former Participants and Beneficiaries, bears to the total number of shares of Company Stock allocated to the Company Stock Sub-Accounts of all Participants, Former Participants and Beneficiaries. The Committee shall instruct the Trustee not to tender, or to vote in opposition to the proposal for merger or consolidation, or to vote in favor of directors who oppose such tender offer or proposal, in the same proportion of the total of such unallocated shares as the number of shares of Company Stock allocated to the Company Stock Sub-Accounts which are not tendered, voted in opposition to the proposal, or voted for directors who oppose such tender offer or proposal, pursuant to written instructions or lack of any instructions from Participants, Former Participants and Beneficiaries, bears to the total number of shares of Company Stock allocated to the Company Stock Sub-Accounts of all Participants, Former Participants and Beneficiaries.
     Unless an interim Valuation Date is selected pursuant to Section 6.14, if no Company Stock has been allocated to the Company Stock Sub-Accounts, then the Trustee shall tender or not tender all shares of Company Stock, vote in favor of or against the proposal for merger or consolidation, or vote for or against directors who support such tender offer or proposal, as the Trustee, in his discretion, shall determine.

ARTICLE VIII
Administration
     8.1 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations which are specifically given them under this Plan or the Trust. Any person or group of persons may serve in more than one Fiduciary capacity with respect to the Plan. The Committee shall be the Administrator of the Plan, and shall have the sole responsibility for the administration of the Plan. The Trustee shall have the responsibility for the administration of the Trust and the management of the assets held under the Trust, except as specifically provided in the Trust, and subject to the purpose of the Plan as described in Article I to invest primarily in Company Stock.
     The Board of Directors may appoint an investment committee and, by written notice to the Trustee, direct that investment authority as to all or any portion of the assets of the Trust shall be vested in such investment committee as a named Fiduciary; and the Trustee shall be subject to the direction of such committee regarding the investment of such assets within the limitations provided in the Trust. The Trustee shall not be liable for claims arising as a result of following the directions of the investment committee, as specifically provided in the Trust. Each Fiduciary shall be responsible for the proper exercise of its own powers, duties and responsibilities, but shall not be responsible for any act or failure to act of another Fiduciary. Named Fiduciaries with respect to the Plan may designate persons other than named Fiduciaries to carry out fiduciary responsibilities under the Plan.
     8.2 Appointment of Committee. A Committee consisting of no more than three persons shall be appointed by and serve at the pleasure of the Board of Directors. The Board of Directors may name the Company to assume the duties of the Committee. All usual and reasonable expenses of the Committee shall be paid by the Employer, or upon the direction of the Committee, shall be paid by the Trustee out of the Trust. No member of the Committee who is an Employee shall receive compensation for his services on the Committee.
     8.3 Claims and Review Procedures. The Committee shall establish reasonable procedures concerning the filing of claims for benefits hereunder, and shall administer such procedures uniformly. If a claim is wholly or partially denied, the Committee shall furnish the claimant, within a reasonable period of time, but not later than 90 days after receipt of the claim by the Committee, a notice of such denial (unless the Committee determines that special circumstances require an extension of time for processing the claim), setting forth at least the following information in language calculated to be understood by the claimant:
     (a) the specific reason or reasons for the denial;
     (b) specific reference to pertinent Plan provisions on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
     (d) an explanation of the claims review procedure in the Plan, including the applicable time limits and the Participant’s right to bring a civil action under ERISA.
     If special circumstances require an extension of time for processing the initial claim, a written notice of the extension, which provides the reason for the extension and the date by which a decision is expected to be rendered, shall be furnished to the Participant before the end of the initial 90 days. In no event shall such extension exceed a period of 90 days after the end of the initial period.
     In the event a claim for benefits is denied, or if the Participant has had no response to such claim within 90 days of its submission (subject to extension as provided above), in which case the claim for benefits shall be deemed to have been denied, the Participant or his duly authorized representative, may request in writing to the Committee a review of such adverse benefit determination. Such written request must be made not more than 60 days following the receipt of written notice of the adverse benefit decision (or 60 days from the date such claim is deemed to be denied). In pursuing such appeal, the Participant or his duly authorized representative:
     (a) shall be permitted to submit written comments, records or other information relating to the claim; and
     (b) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim (i.e., relied upon in making the benefit determination, or submitted, considered or generated in the course of making the benefit determination).
     The review on appeal of the initial adverse benefit decision shall be conducted by the Committee. The review shall take into account all information submitted by the Participant relating to the claim, regardless of whether such information was submitted or considered in the initial decision. The decision on review shall be made within a reasonable period of time, but not later than 60 days following receipt of the request for review (subject to extension for an additional period of 60 days if required by special circumstances). If an extension of time is required due to special circumstances, the Committee shall notify the Participant in writing, prior to the expiration of the time limit specified in the preceding sentence, of the extension, the special circumstances requiring the extension and the date by which the Committee expects to make the benefit decision. In no event shall such an extension exceed a period of 60 days after the end of the initial period. If the benefit decision or review is not furnished to the Participant within the time limit specified, the claim shall be deemed denied on review.
     The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include the following:

     (a) the specific reason or reasons for the denial;
     (b) specific reference to the pertinent Plan provisions on which the denial was based;
     (c) a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to and copies of all materials and required information relevant to the claim; and
     (d) a statement of the Participant’s right to bring an action under ERISA.
     Any decision by the Committee pursuant to the claims procedure described in this Section 8.3 shall be conclusive and binding on all persons and shall be subject to judicial review only when it is shown by clear and convincing evidence that the Committee acted in an arbitrary and capricious manner.
     8.4 Committee Powers and Duties. The Committee shall have all power and authority (including absolute discretion with respect to the exercise of that power and authority) necessary, properly advisable, desirable or convenient for the performance of its duties. In performing its duties, the Committee shall have discretionary authority to grant or deny benefits under this Plan. Notwithstanding the foregoing sentence, the Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. Any decision by the Committee shall be conclusive and binding on all persons subject to the claims review procedures described in Section 8.3 and subject to judicial review only where it is shown by clear and convincing evidence that the Committee acted in an arbitrary and capricious manner. The duties of the Committee shall include, but not be limited to, the following:
     (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;
     (b) to prescribe procedures to be followed by Participants or Beneficiaries in filing applications for benefits;
     (c) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;
     (d) to formulate written procedures to determine the qualified status of domestic relations orders pursuant to Section 414(p)(6) of the Code and to administer payment of benefits in accordance with such orders as are concluded to be qualified;
     (e) to determine whether to offer to Participants the right to elect a distribution in the form of cash;

     (f) to authorize delivery and payment by the Trustee of Company Stock and cash under the Plan; and
     (g) to compile the instructions from Participants regarding the voting of Company Stock as described in Section 7.2 and regarding the response to a third party tender offer or other corporate transaction described in Section 7.3, and to direct the Trustee in accordance with those instructions.
     8.5 Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.
     Any decision by the Committee shall be conclusive and binding upon all persons, subject to the claims review procedure described in Section 8.3 and subject to judicial review where it is shown by clear and convincing evidence that the Committee acted in an arbitrary and capricious manner.
     8.6 Committee Procedures. The Committee may act at a meeting or in writing without a meeting. The Committee may elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of such actions in writing. The Committee may adopt such by-laws or regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer, and the Trustee, shall not be responsible for any such action or failure to act.
     8.7 Authorization of Member to Sign Documents. The Committee may authorize any one or more of its members (or any person or persons, if the Company is the Committee) to execute any document or documents on behalf of the Committee. The Committee shall notify the Trustee in writing of such action and the name or names of the person or persons so designated. The Trustee thereafter may accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.
     8.8 Duty to Keep Records and File Reports. The Committee shall keep records and other data as may be necessary for proper administration of the Plan, including the balance of the Accounts for each Participant. The Committee shall file or cause to be filed all annual reports, financial and other statements as may be required by any federal or state statute, agency or authority within the time prescribed by law or regulation for filing such documents. The Committee shall furnish such reports, statements and other documents to Participants and Beneficiaries of the Plan as may be required by any federal or state statute or regulation.

     8.9 Authorization of Benefit Payments. The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.
     8.10 Application and Forms for Benefits. The Committee may require a Participant to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant’s current mailing address.
     8.11 Facility of Payment. Whenever, in the Committee’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge to the Trustee of any liability for the making of such payment under the provisions of the Plan.
     8.12 Indemnification of Committee Members. The Employer shall indemnify and hold harmless each member of the Committee, and any person signing documents on behalf of the Committee, against any and all liability, claims, damages and expense, including fees of individuals appointed pursuant to Section 8.4(c), which the member may incur in administration of the Plan, unless arising from the gross negligence or willful misconduct of such member. This indemnification shall be limited to the costs and expenses not covered under any fiduciary insurance provided by the Employer.

ARTICLE IX
Miscellaneous
     9.1 Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.
     9.2 Rights to Trust Assets. No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided in this Plan. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust and none of the Fiduciaries shall be personally liable therefor in any manner.
     9.3 Nonalienation of Benefits. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Participant prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits thereunder. The foregoing prohibition on alienation of benefits shall not apply to prevent payments by the Trustee in recognition of the rights of a spouse, former spouse, child or other dependent of the Participant embodied in a qualified domestic relations order as defined in Section 206(d)(3) of ERISA and in Section 414(p)(1) of the Code (“QDRO”). No such QDRO shall require payment of any form or amount of benefit, or time of payment thereof, except as otherwise permitted under this Plan; provided, however, that such payment may be required by the QDRO prior to termination of employment of the Participant at any time after the Participant attains age 50.
     In the event a Participant’s benefits are garnished or attached by order of any court, or if there are multiple claimants to the same benefits, the Committee may bring an action for declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper.
     9.4 Discontinuance of Employer Contributions. In the event of permanent discontinuance of contributions to the Plan by the Employer, the Accounts of all Participants shall, as of the date of such discontinuance, become nonforfeitable.
     9.5 Single Plan and Trust of Employers. The Plan of each Employer which adopts this Plan shall be administered as a single Plan, and a single Trust Fund shall be used for the investment of all Plan assets and the payment of benefits hereunder. All Forfeitures subject to allocation during a Plan Year shall be allocated to all Participants in accordance with Section 5.2(a), and not exclusively to those Participants who are employees of the Adopting Company which was the employer of the Former Participant incurring the Forfeiture.
     9.6 Leased Employees. Notwithstanding any other provisions of the Plan, for purposes of determining the number or identity of Highly Compensated Employees and for purposes of the pension requirements of Section 414(n)(3) of the Code, the employees of the Employer shall include “Leased Employees.”
     9.7 Applicable Law. The Plan hereby created shall be construed, administered and governed in all respects in accordance with ERISA and, to the extent not superseded by federal law, in accordance with the laws of the State of Tennessee; provided, however, that if any provision is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified plan within the meaning of the Code.
     9.8 Acquisition by or of Adopting Company. If an Affiliated Company should adopt this Plan, or if the Company or an Adopting Company should acquire substantially all the assets of another company or a division thereof, any employees who are hired by Company or by an Adopting Company as a result of such acquisition shall become eligible to participate in this Plan in accordance with Section 3.1, subject to such terms as the Board of Directors may determine by resolution. The Board of Directors may in its sole discretion treat service with the previous employer prior to such previous employer’s becoming an Affiliated Company or prior to the acquisition, as the case may be, as service with the Company to whatever extent it deems advisable for purposes of determining under this Plan eligibility for participation, vesting, and eligibility to share in the Employer contributions, or any combination of the foregoing; provided, however, that all employees of such previous employer who continue in the employment of Company or of an Adopting Company shall be treated uniformly; and provided further that the crediting of such prior service shall not discriminate in favor of Highly Compensated Participants. The Board of Directors shall determine, by appropriate resolutions, the extent to which such prior service shall be included in determining hereunder Hours of Service and Years of Service, and to what extent such inclusion shall be restricted to the purpose of determining eligibility for participation, vesting, or eligibility to share in Employer contributions, or any combination thereof. Any Board resolutions required by this Section 9.8 may be adopted either before or after the acquisition of assets or adoption of this Plan by the Affiliated Company. Except to the extent required under ERISA, no such prior service shall be so included unless appropriate resolutions are adopted by the Board of Directors.
     9.9 No Restrictions on Financed Shares. Except as required by the securities laws or other applicable laws, no Company Stock originally acquired as Financed Shares shall be subject to a put, call or other option, or buy-sell, right of first refusal, or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an employee stock ownership plan as described in Section 4975(e)(7) of the Code.

     9.10 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
     9.11 Certain Judgments, Orders, Decrees and Settlements. The Plan shall be permitted to offset all or a portion of a Participant’s vested benefit against an amount that the Participant is ordered or required to pay to the Plan if the order or requirement to pay arises in connection with:
     (a) the Participant’s conviction for a crime involving the Plan;
     (b) a civil judgment (or consent order or decree) entered by a court in an action brought in connection with a violation of the fiduciary provisions of ERISA; or
     (c) a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of the fiduciary provisions of ERISA.
     To be effective, the judgment, order, decree or settlement agreement establishing such liability must expressly provide that the Participant’s vested benefit under the Plan be offset to satisfy such liability. If the Participant is married at the time his benefit under the Plan is offset to satisfy the liability, spousal consent to such offset is required to the extent otherwise required under this Plan unless the spouse is also required to pay an amount to the Plan in the judgment, order, decree or settlement or unless the judgment, order, decree or settlement provides a fifty percent (50%) survivor annuity or its equivalent to the spouse. The provisions of this Section 9.11 are to be interpreted in accordance with Section 401(a)(13)(C) of the Code.

ARTICLE X
Amendments and Action by Employer
     10.1 Amendments. Each Employer reserves the right to amend its Plan provided such amendment does not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries, except as may be necessary to make the Plan comply with ERISA. Amendment of the Plan by the Company shall similarly amend the Plan of each Adopting Company, except that any Adopting Company may exclude its Plan from such amendment by resolution of its Board of Directors.
     10.2 Limitation on Amendments. No amendment to this Plan shall have the effect of reducing the amount then credited to the Accounts of any Participant or of causing the nonforfeitable percentage of the accrued benefit derived from Employer contributions (determined as of the later of the date such amendment is adopted, or the date such amendment becomes effective) of any Participant under the Plan to be less than his nonforfeitable percentage computed under the Plan without regard to such amendment. For the purposes of this Section 10.2, a Plan amendment which has the effect of eliminating or reducing an early retirement benefit or eliminating an optional form of benefit (as provided in Treasury regulations) with respect to benefits attributable to service before the amendment shall be treated as reducing the amount credited to the Accounts of a Participant.
     10.3 Action by Employer. Any action by the Employer may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

ARTICLE XI
Successor Employer and Merger or Consolidation of Plan
     11.1 Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.
     11.2 Plan Assets. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust applicable to such Participants shall be transferred to the other trust fund only if:
     (a) each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);
     (b) resolutions of the Board of Directors of the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants’ inclusion in the new employer’s plan; and
     (c) such other plan and trust are qualified under Sections 401(a) and 501(a) of the Internal Revenue Code.
     The requirement of subparagraph (a) of this Section 11.2 shall be satisfied, in the case of a spin-off of part of the assets and liabilities of this Plan, if after the spin-off:
     (1) The sum of the account balances for each Participant in the resulting plans equals the account balance of the Participant in the Plan before the spin-off, and
     (2) The assets in each of the plans immediately after the spin-off equals the sum of the account balances for all participants in that plan.

ARTICLE XII
Plan Termination
     12.1 Right to Terminate. In accordance with the procedures set forth in this Article, the Employer may terminate the Plan at any time. In the event of the dissolution, merger, consolidation or reorganization of the Employer, the Plan shall terminate and the Trust shall be liquidated unless the Plan is continued by a successor to the Employer in accordance with Section 11.1, or unless the Employer elects to continue the Trust and make distribution to the Participants or their beneficiaries at the times and in the manner set forth in Article VI hereof.
     12.2 Partial Termination. Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Participants then or theretofore employed by the Employer with respect to which the Plan is being terminated, the proportionate interest of such Participants in the Trust. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 12.3.
     12.3 Liquidation of the Trust. Upon termination or partial termination of the Plan, the Accounts of all Participants affected thereby shall become fully vested to the extent funded, and the Committee shall direct the Trustee to distribute the assets remaining in the Trust (after payment of any expenses properly chargeable thereto) to Participants, Former Participants and Beneficiaries in proportion to their respective Account balances unless the Employer elects to continue the Trust as provided in Section 12.1. Any amounts which may remain unallocated in the suspense account described in Section 5.3 shall be returned to the Employer.
     12.4 Manner of Distribution. To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, as the Committee, in its discretion, may determine; provided, however, that all distributions from the Company Stock Sub-Accounts shall be in the form of Company Stock. All non-cash distributions shall be valued at fair market value at the date of distribution.
     12.5 Company Stock in Loan Suspense Account. Upon termination of the Plan or a permanent discontinuance of Employer contributions, any Company Stock remaining in the Loan Suspense Account shall be first utilized to repay the outstanding balance of the Acquisition Loan. Any shares of Company Stock which may remain in the Loan Suspense Account after such repayment shall be allocated to the Company Stock Sub-Accounts of Participants eligible to share in the Employer contributions for that Plan Year pursuant to Section 5.2(a), in the proportion that each such Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants entitled to share in Employer contributions for that Plan Year.

ARTICLE XIII
Top-Heavy Provisions
     13.1 Top-Heavy Plan Requirements. For any Top-Heavy Plan Year, the Plan shall provide the following:
     (a) Special vesting requirements of Section 416(b) of the Code pursuant to Section 6.8(b) of the Plan;
     (b) A Minimum Benefit required by Section 416(c) of the Code pursuant to Sections 4.4 and 5.4 of the Plan; and
     13.2 Definitions. In making the determination in Section 13.3, the following terms, in addition to those set forth in Article II, shall have the following meanings:
     (a) “Aggregation Group” shall mean a Required Aggregation Group or a Permissive Aggregation Group.
     (b) The “Interest” of each Participant in the Plan is the sum of
     (i) the Aggregate Account Balance as of the most recent Valuation Date occurring within the twelve (12) month period ending on the Determination Date;
     (ii) an adjustment for any contributions actually made after such Valuation Date but before the Determination Date; and
     (iii) any distributions to such Participant or his Beneficiary made within the Plan Year that includes the Determination Date and any distributions made for a reason other than separation from service, death, or disability, within the four (4) preceding Plan Years (including in both cases distributions under a terminated plan which, if it had continued in existence, would be part of a Required Aggregation Group);
and a similar amount calculated for any defined contribution plan other than the Plan.
     (c) “Permissive Aggregation Group” shall mean the Required Aggregation Group of plans plus any other plan or plans designated by the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.
     (d) “Required Aggregation Group” shall mean
     (i) each plan of an Affiliated Company in which a key employee is a participant and

     (ii) each other plan of an Affiliated Company which enables any plan described in (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.
     13.3 Determination of Top-Heavy Status.
     (a) The Plan shall be a Top-Heavy Plan for any Plan Year in which, as of the Determination Date, either
     (i) the Plan is not part of a Required Aggregation Group and the sum of the Interests of all Key Employees in the Plan exceeds sixty percent (60%) of the sum of the Interests of all Participants (including for this purpose any individual who was a Participant during the five year period ending on the Determination Date), unless the Plan is part of a Permissive Aggregation Group which is not a Top-Heavy Group, or
     (ii) the Plan is part of a Required Aggregation Group which is a Top-Heavy Group, unless such Required Aggregation Group is itself part of a Permissive Aggregation Group which is not a Top-Heavy Group.
     (b) An Aggregation Group is a Top-Heavy Group if the sum (as of the Determination Date) of
     (i) the present value of the cumulative accrued benefits for key employees (including any part of the accrued benefit distributed in the five year period ending on the Determination Date) under all defined benefit plans included in the group, and
     (ii) the Interests of key employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all participants in such plans (including for this purpose any individual who was a participant during the five year period ending on the Determination Date).
     (c) In making the determination under this Section 13.3, the following rules are applicable:
     (i) The Interest or accrued benefit of an individual shall not be taken into account if that individual did not perform any services for the Employer at any time during the one-year period ending on the Determination Date.
     (ii) If any Non-Key Employee for the Plan Year was a Key Employee in any prior Plan Year, his Interest or accrued benefit shall not be taken into account.

     (iii) In an Aggregation Group, the Determination Date for each plan for purposes of the test for a Top-Heavy Group shall be those determination dates that fall within the same calendar year.
     (iv) Benefits paid on account of death of a Participant shall be treated as distributions in computing the Interest or accrued benefit of a Participant to the extent that such death benefits do not exceed the Interest or accrued benefit (excluding previous distributions) of the Participant immediately prior to death.
     IN WITNESS WHEREOF, J. Alexander’s Corporation, a Tennessee corporation, has caused this instrument to be executed this 26th day of January, 2007, and effective as of January 1, 2002 (except for such other dates as may be noted) by its duly authorized officers.

J. ALEXANDER’S CORPORATION
By:	/s/ J. Michael Moore
	Title:	VP of Administration and Human Resources

ATTEST:
/s/ Ruth A. Tidwell